                                                                     Exhibit 4.g


                             SHAREHOLDERS AGREEMENT


                                  BY AND AMONG


                                 MASCOTECH, INC.


                                MASCO CORPORATION


                                RICHARD MANOOGIAN


                      RICHARD AND JANE MANOOGIAN FOUNDATION


                      THE HEARTLAND ENTITIES LISTED ON THE
                             SIGNATURE PAGES HERETO


            THE HIP CO-INVESTORS LISTED ON THE SIGNATURE PAGES HERETO

                 -----------------------------------------------

                          DATED AS OF NOVEMBER 28, 2000
                 -----------------------------------------------

                                TABLE OF CONTENTS

                                                                                                                   Page
                                                                                                                   ----
                                    ARTICLE I

                       DEFINITIONS; RULES OF CONSTRUCTION

SECTION 1.01.         Definitions............................................................................        1
SECTION 1.02.         Rules of Construction..................................................................       10

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

SECTION 2.01.         Authority; Enforceability..............................................................       10
SECTION 2.02.         No Breach..............................................................................       10
SECTION 2.03.         Consents...............................................................................       11
SECTION 2.04.         Share Ownership........................................................................       11

                                   ARTICLE III

                                 SHARE TRANSFERS

SECTION 3.01.         Restrictions on Transfer...............................................................       12
SECTION 3.02.         Exceptions to Restrictions.............................................................       12
SECTION 3.03.         Improper Transfer......................................................................       13
SECTION 3.04.         Restrictive Legend.....................................................................       13

                                   ARTICLE IV

                         RIGHTS OF CERTAIN SHAREHOLDERS

SECTION 4.01.         Rights of First Offer..................................................................       13
SECTION 4.02.         Tag-Along Rights.......................................................................       15
SECTION 4.03.         Drag-Along Rights......................................................................       17
SECTION 4.04.         Information............................................................................       17
SECTION 4.05.         Preemptive Rights......................................................................       20
SECTION 4.06.         Board of Directors.....................................................................       23
SECTION 4.07.         Right to Observer......................................................................       24
SECTION 4.08.         Consultation Right.....................................................................       25
SECTION 4.09.         Approval Rights........................................................................       25
SECTION 4.10.         Transactions with Affiliates...........................................................       26

                                                                                                                   Page
                                                                                                                   ----

                                    ARTICLE V

                               REGISTRATION RIGHTS

SECTION 5.01.         Company Registration...................................................................       27
SECTION 5.02.         Demand Registration Rights.............................................................       28
SECTION 5.03.         Registration Procedures................................................................       31
SECTION 5.04.         Registration Expenses..................................................................       36
SECTION 5.05.         Indemnification........................................................................       37
SECTION 5.06.         1934 Act Reports.......................................................................       39
SECTION 5.07.         Holdback Agreements....................................................................       39
SECTION 5.08.         Participation in Registrations.........................................................       40
SECTION 5.09.         Remedies...............................................................................       41
SECTION 5.10.         Other Registration Rights..............................................................       41
SECTION 5.11.         Rule 144...............................................................................       41

                                   ARTICLE VI

                  RIGHTS OF HOLDERS OF CLASS A PREFERRED STOCK

SECTION 6.01.         Series A Preferred Stock...............................................................       41
SECTION 6.02.         Management Fee.........................................................................       42

                                   ARTICLE VII

                                  MISCELLANEOUS

SECTION 7.01.         Notices................................................................................       42
SECTION 7.02.         Binding Effect; Benefits; Entire Agreement.............................................       42
SECTION 7.03.         Waiver.................................................................................       42
SECTION 7.04.         Amendment..............................................................................       43
SECTION 7.05.         Assignability..........................................................................       43
SECTION 7.06.         Applicable Law.........................................................................       43
SECTION 7.07.         Specific Performance...................................................................       43
SECTION 7.08.         Severability...........................................................................       44
SECTION 7.09.         Additional Securities Subject to Agreement.............................................       44
SECTION 7.10.         Name Change............................................................................       44
SECTION 7.11.         Section and Other Headings.............................................................       44
SECTION 7.12.         Counterparts...........................................................................       44
SECTION 7.13.         Termination of Certain Provisions......................................................       44
SECTION 7.14.         ERISA Matters..........................................................................       45
SECTION 7.15.         Regulatory Cooperation.................................................................       45
SECTION 7.16.         Publicity..............................................................................       45
SECTION 7.17.         Expenses...............................................................................       45

                             SHAREHOLDERS AGREEMENT


                  THIS AGREEMENT (the "Agreement"), dated as of November 28, 2000, by and among MASCOTECH, INC. a Delaware corporation (the "Company"), Richard Manoogian ("IS"), the Richard and Jane Manoogian Foundation ("Foundation Shareholder" and, together with IS, "RM"), MASCO CORPORATION, a Delaware corporation (together with RM, the "Rollover Investors"), the HEARTLAND ENTITIES (as defined herein), LONG POINT CAPITAL FUND, L.P. and LONG POINT CAPITAL PARTNERS L.L.C. (collectively "Long Point"), CRM 1999 ENTERPRISE FUND, LLC ("Cramer" and with Long Point collectively the "Masco Transferees" or individually as a "Masco Transferee") and the entities identified as HIP CO-INVESTORS on the signature pages hereof (the HIP Co-Investors (including, without limitation, the Masco Transferees), the Rollover Investors, Sponsor and each Person executing a Joinder Agreement are collectively referred to herein as the "Shareholders" and individually as a "Shareholder").

                  WHEREAS, the Company and Riverside Acquisition Corporation (formerly Riverside Company LLC), a Delaware corporation ("Riverside") and an affiliate of Sponsor, have entered into a Recapitalization Agreement, dated as of August 1, 2000, as amended by Amendment No. 1 thereto, dated as of October 23, 2000, and Amendment No. 2 thereto, dated as of November 28, 2000 (the "Recapitalization Agreement"), which provides for, among other things, the merger of Riverside with and into the Company (the "Recapitalization Merger").

                  WHEREAS, as a result of and in connection with the Recapitalization Merger, each Shareholder will own the number of shares of common stock of the Company, $1.00 par value (the "Common Stock"), set forth on
Schedule 2.04 hereto and Company Shareholder will own 361,001 shares of class A preferred stock of the Company, $1.00 par value (the "Class A Preferred Stock").

                  WHEREAS, the parties hereto desire to enter into this agreement to provide for certain rights and restrictions with respect to the Common Stock.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties mutually agree as follows:

                                    ARTICLE I

                       DEFINITIONS; RULES OF CONSTRUCTION

                  SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

                  "ADJUSTMENTS" means adjustments to the number of shares of Common Stock outstanding as a result of a stock split, stock dividend, reclassification, subdivision or reorganization, recapitalization or similar event.

                  "ADVICE" see Section 5.03(p).

                  "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "AGREEMENT" see the recitals to this Agreement.

                  "ASSIGNEE" see Section 4.01(c).

                  "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close.

                  "CAPITAL STOCK" means, with respect to any Person, except as otherwise provided in Section 4.05, any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person's capital stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock.

                  "CLASS A PREFERRED STOCK" see the recitals to this Agreement.

                  "COMMISSION" means the Securities and Exchange Commission.

                  "COMMON STOCK" see the recitals to this Agreement.

                  "COMPANY" see the recitals to this Agreement.

                  "COMPANY OPTION PERIOD" see Section 4.01(b).

                  "COMPANY SHAREHOLDER" means Masco Corporation, a Delaware corporation, provided that upon the transfer of all of Masco Corporation's shares of Common Stock to Masco Capital Corporation, a wholly-owned subsidiary of Masco Corporation, Masco Capital Corporation shall also be deemed Company Shareholder for all purposes of this Agreement; provided that Masco Capital Corporation executes a Joinder Agreement.

                  "CSFB" means, collectively, the CSFB Plan Partner and the CSFB Funds, or the CSFB Plan Partner acting on behalf of such other Persons.

                  "CSFB DIRECTOR" see Section 4.06(a)(ii)(c).

                  "CSFB FUNDS" means, collectively, Credit Suisse First Boston Equity Partners (Bermuda), L.P., Credit Suisse First Boston U.S. Executive Advisors, L.P., EMA Partners Fund 2000, L.P. and EMA Private Equity Fund 2000, L.P.

                  "CSFB PLAN PARTNER" means Credit Suisse First Boston Equity Partners, L.P.

                  "DEMAND HOLDERS" means any of Company Shareholder (on behalf of itself and its Direct Permitted Transferees), RM (on behalf of himself, itself and his or its Direct Permitted Transferees), a QI Demand Holder (on behalf of itself and its Direct Permitted Transferees), CSFB (on behalf of itself and its Direct Permitted Transferees and other Transferees to the extent permitted by Section 5.02(g)) or Sponsor (on behalf of itself and its Direct Permitted Transferees).

                  "DEMAND REGISTRATION" see Section 5.02(a).

                  "DIRECT PERMITTED TRANSFEREE" means:

         (i) with respect to any Shareholder who is a natural person, (1) the spouse or any lineal descendant (including by adoption and stepchildren) of such Shareholder, (2) any trust of which such Shareholder is the trustee and which is established solely for the benefit of any of the foregoing individuals or (3) any partnership, all of the general partner(s) and limited partner(s) (if any) of which are one or more Persons identified in this clause (i);

         (ii)     with respect to Sponsor, any Affiliate of Sponsor;

         (iii) with respect to Company Shareholder, any controlled Affiliate of Company Shareholder (including any wholly-owned subsidiary of Company Shareholder);

         (iv) with respect to any Institutional Shareholder, any Affiliate of such Institutional Shareholder;

         (v) with respect to Foundation Shareholder, any Affiliate of Foundation Shareholder;

         (vi) with respect to MetLife, (a) any Affiliates of MetLife or (b) Portfolio Advisors, LLC or any controlled Affiliate of Portfolio Advisors, LLC; and

         (vii) with respect to any Shareholder, any institutional lender to which such Shareholder pledges or grants a security interest in shares of Common Stock in a bona fide transaction effected in good faith, provided that (x) such pledgee executes a Joinder Agreement and (y) prior to any subsequent foreclosure or sale of such shares or any Transfer resulting from such foreclosure is effected, the provisions of
         Section 4.01 must be satisfied.

                  "ELIGIBLE OFFERING" see Section 4.05(a).

                  "FIRST OPTION" see Section 4.01(b).

                  "FIRST UNION CAPITAL PARTNERS" means First Union Capital Partners, LLC.

                  "FOUNDATION SHAREHOLDER" see the recitals to this Agreement.

                  "GAAP" means United States generally accepted accounting principles consistently applied throughout the specified period.

                  "HEARTLAND ENTITIES" means Heartland Industrial Partners, L.P., Heartland Industrial Partners (FF), L.P., Heartland Industrial Partners
(E1), L.P., Heartland Industrial Partners (K1), L.P., Heartland Industrial Partners (C1), L.P. and Direct Permitted Transferees of any of the foregoing.

                  "HIP CO-INVESTOR" means (i) each Shareholder that is a limited partner, or an Affiliate of a limited partner, in Sponsor or in any other fund or investment vehicle established or managed by Sponsor or an Affiliate of Sponsor, (ii) CSFB, (iii) each Masco Transferee and (iv) MetLife; provided that, upon the Transfer by MetLife of all of its shares of Common Stock to Portfolio Advisors, LLC or any controlled Affiliate of Portfolio Advisors, LLC in accordance with Section 3.02(a) of this Agreement, Portfolio Advisors, LLC or such controlled Affiliate of Portfolio Advisors, LLC shall be deemed to be a HIP Co-Investor under this Agreement.

                  "HOLDER" means any Demand Holder or Incidental Demand Holder.

                  "INCIDENTAL DEMAND HOLDER" see Section 5.02.

                  "INITIAL PUBLIC OFFERING" means either (x) an underwritten initial public offering of the Company pursuant to an effective registration statement filed under the 1933 Act (excluding registration statements filed on Form S-8, or any similar successor form or another form used for a purpose similar to the intended use for such forms) or (y) the listing of the Common Stock on a national securities exchange or authorization for quotation on the Nasdaq National Market System.

                  "INSTITUTIONAL SHAREHOLDER" means any Shareholder that is not a natural person (other than Company Shareholder, Foundation Shareholder or Sponsor).

                  "INVESTORS" see Section 4.01(a).

                  "INVESTOR'S NOTICE" see Section 4.01(a).

                  "IS" see the recitals to this Agreement.

                  "JOINDER AGREEMENT" means a joinder agreement, a form of which is attached hereto as Exhibit A.

                  "MASCO TRANSFEREES" see the recitals to this Agreement.

                  "MATERIAL EVENT" see Section 4.09(a).

                  "METLIFE" means Metropolitan Life Insurance Company.

                  "1933 ACT" means the Securities Act of 1933.

                  "1934 ACT" means the Securities Exchange Act of 1934, as amended.

                  "OBSERVER" see Section 4.07.

                  "OFFERED SHARES" see Section 4.01(a).

                  "PERMITTED TRANSFEREE" means:

         (i) with respect to any Shareholder who is a natural person, (1) the spouse or any lineal descendant (including by adoption and stepchildren) of such Shareholder, (2) any trust of which such Shareholder is the trustee and which is established solely for the benefit of any of the foregoing individuals, (3) any charitable foundation selected by such Shareholder, or (4) any partnership, all of the general partner(s) and limited partner(s) (if any) of which are one or more Persons identified in this clause (i), provided that, in the case of clauses (1), (2), (3) or (4), such Person executes a Joinder Agreement;

         (ii) with respect to Sponsor, (a) any investor in Sponsor or an Affiliate of such investor in Sponsor or an investor in any fund or other investment vehicle established or managed by Sponsor or any of its controlled Affiliates or any other Person which is an Affiliate of Sponsor on the date hereof, (b) any of the Shareholders and any of their respective Affiliates, (c) any controlled Affiliate of Sponsor, and (d) any investor in Sponsor that is an investment fund in connection with a pro rata distribution of shares of Common Stock to all investors in Sponsor at the time of the expiration or termination of the fund, provided that, in the case of clauses (a), (b), (c) or (d), any such investor executes a Joinder Agreement; and provided, further, that, in the case of these clauses
         (a), (b) or (c) Transfers to such Persons would not cause Sponsor to own, together with its Affiliates, a number of shares equal to less than thirty percent (30%) of the outstanding shares of Common Stock of the Company as of the date of any such Transfer;

         (iii) with respect to Company Shareholder, any controlled Affiliate of Company Shareholder (including any wholly-owned subsidiary of Company Shareholder), provided that such Affiliate or wholly-owned subsidiary executes a Joinder Agreement;

         (iv) with respect to any Institutional Shareholder (other than MetLife), (a) any Affiliate of such Institutional Shareholder, (b) any investor of such Institutional Shareholder that is an investment fund in connection with a pro rata distribution of shares of Common Stock to all investors (a "Shareholder Investor" or collectively "Shareholder Investors") in such Institutional Shareholder at the time of the expiration or termination of the fund, or (c) any Person acquiring all or substantially all of the investment portfolio of such Institutional Holder; and provided, further, that, in the case of clause (a), (b) or
         (c), all such investors execute a Joinder Agreement;

         (v) with respect to Foundation Shareholder, any Affiliate of Foundation Shareholder, provided such Affiliate executes a Joinder Agreement;

         (vi) with respect to MetLife, (a) any Affiliate of MetLife, (b) Portfolio Advisors, LLC or any controlled Affiliate of Portfolio Advisors, LLC or (c) any Shareholder Investor of such Institutional Shareholder that is an investment fund in connection with a pro rata distribution to all Shareholder Investors of such Institutional Shareholder at the time of the expiration or termination of the fund; provided, further, that, in the case of clause (a), (b) or (c), such investors execute a Joinder Agreement; and

         (vii) with respect to any Shareholder, any institutional lender to which such Shareholder pledges or grants a security interest in shares of Common Stock in a bona fide transaction effected in good faith, provided that (x) such pledgee executes a Joinder Agreement and (y) prior to any subsequent foreclosure or sale of such shares or any Transfer resulting from such foreclosure is effected, the provisions of
         Section 4.01 must be satisfied.

                  "PERSON" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government, a political subdivision or an agency or instrumentality thereof.

                  "PIGGYBACK HOLDER" see Section 5.01(a).

                  "PIGGYBACK REGISTRATION" see Section 5.01(a).

                  "PROPORTIONATE PERCENTAGE" see Section 4.05(a).

                  "PRO RATA PORTION" means, with respect to shares of Common Stock held by a Shareholder at any date of determination such number of shares of Common Stock owned by such Shareholder as would result in such Shareholder selling the same percentage of the total number of shares of Common Stock held by such Shareholder in the Transfer subject to the applicable Transfer Notice (the "Subject Sale") as the Sponsor Transferor sells in the Subject Sale (assuming, with respect to the Transfer Notice, that all Shareholders have exercised their Tag-Along Right).

                  "PUBLIC OFFERING" see Section 4.05(a)(i).

                  "PURCHASER" see Section 4.02(a).

                  "QI DEMAND HOLDER" means any Qualified Investor other than
CSFB.

                  "QUALIFIED INVESTOR" means a HIP Co-Investor who (x), together with its Affiliates, at or prior to any date of determination, has made an aggregate cash investment in Common Stock of the Company equal to at least $40.0 million (based upon the original cost of such investment) or (y) owns, together with its Direct Permitted Transferees, at least 10% or more of the outstanding shares of Common Stock of the Company at the date of determination. For purposes of this definition and any other definitions containing thresholds for the dollar amount of cash invested in Common Stock of the Company or the percentage ownership of Common Stock of the Company, the cash investments and the beneficial ownership of the CSFB Funds and the CSFB Plan Partner will be deemed to be aggregated.

                  "QUALIFYING PUBLIC EQUITY OFFERING" means either (x) one or more underwritten public offerings of common equity securities of the Company pursuant to an effective registration statement filed under the 1933 Act (excluding registration statements filed on Form S-8, or any similar successor form) resulting in aggregate gross proceeds to the Company of $100,000,000 or more or (y) the listing of the Common Stock on a national securities exchange or authorization for quotation on the Nasdaq National Market System for which there is a public float of least $100,000,000 held by non-Affiliates of the Company.

                  "RECAPITALIZATION AGREEMENT" see the recitals to this Agreement.

                  "RECAPITALIZATION MERGER" see the recitals to this Agreement.

                  "REGISTRABLE SECURITIES" shall mean any of (i) the shares of Common Stock owned by any Shareholder at the time of determination and (ii) any other securities issued or issuable with respect to the Common Stock by way of a stock split, stock dividend, reclassification, subdivision or reorganization, recapitalization or similar event. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the offering of such securities by the holder thereof shall have been declared effective under the 1933 Act and such securities shall have been disposed of by such holder pursuant to such registration statement,
(b) such securities have been sold to the public pursuant to Rule 144 (or any similar provision then in force) promulgated under the 1933 Act, (c) except for purposes of Section 5.02, such securities shall have been otherwise transferred and new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company or its transfer agent and subsequent disposition of such securities shall not require registration or qualification under the 1933 Act or any similar state law then in force or (d) such securities shall have ceased to be outstanding.

                  "REGISTRATION" see Section 5.03.

                  "REPRESENTATIVES" means the officers, employees, directors and agents of such Shareholder, including, representatives of its legal, accounting and financial advisors.

                  "REQUEST NOTICE" see Section 5.02(a).

                  "REQUISITE INVESTORS" means (i) Company Shareholder for so long as Company Shareholder either (a) has outstanding commitments or loans under the Subordinated Loan Agreement, (b) owns, together with its Permitted Transferees, $10.0 million or more in liquidation preference of Class A Preferred Stock, or (c) owns, together with its Direct Permitted Transferees, at least 1,571,569 shares (as adjusted for Adjustments) of Common Stock, (ii) RM,
(iii) CSFB (on behalf of itself and its Direct Permitted Transferees) and (iv) HIP Co-Investors (other than CSFB) (on behalf of the HIP Co-Investors and their Direct Permitted Transferees) owning a majority of the number of shares of Common Stock owned by all HIP Co-Investors (other than CSFB) and their Direct Permitted Transferees as a group at the applicable date of determination.

                  "RIVERSIDE" see the recitals to this Agreement.

                  "RM" see the recitals to this Agreement.

                  "ROLLOVER DEMAND HOLDERS" means Company Shareholder, RM and their respective Direct Permitted Transferees.

                  "ROLLOVER INVESTORS" see the recitals to this Agreement.

                  "SECOND OPTION" see Section 4.01(c).

                  "SENIOR CREDIT FACILITIES" means the Credit Agreement, dated as of the date hereof, among The Chase Manhattan Bank, Chase Securities Inc., the Company and certain of its subsidiaries and the other lenders and financial institutions party thereto from time to time, as the same may be amended, modified, waived, refinanced or replaced from time to time (whether under a new credit agreement or otherwise).

                  "SHAREHOLDERS" see the recitals to this Agreement.

                  "SIGNIFICANT SUBSIDIARY" means any subsidiary of the Company that would be a "significant subsidiary" as such term is defined in Rule 1.02 of Regulation S-X under the 1933 Act.

                  "SPONSOR" means collectively the Heartland Entities or Heartland Industrial Partners, L.P. acting on behalf of the other Heartland Entities.

                  "SPONSOR OPTION PERIOD" see Section 4.01(c).

                  "SUBORDINATED LOAN AGREEMENT" means the subordinated loan agreement dated the date hereof between Company Shareholder and the Company.

                  "SUBSTANTIAL CHANGE OF CONTROL" means the sale, lease or transfer in one or a series of related transactions of at least a majority of the consolidated assets of the Company and its subsidiaries or a majority of the Capital Stock of the Company representing the right to vote for directors to any Person or "group" of Persons (other than Sponsor and its Affiliates) whether direct or indirect or by way of any merger, consolidation or other business combination or purchase of beneficial ownership or otherwise.

                  "TRANSACTIONS" means (i) the Recapitalization Merger and (ii) all of the other transactions contemplated by the Recapitalization Agreement, including the transactions contemplated by the subscription agreements to be entered into in connection with the Recapitalization Merger.

                  "TRANSFER" means the direct or indirect offer, sale, donation, assignment (as collateral or otherwise), pledge, hypothecation, encumbrance, transfer or disposition of any security.

                  "TRANSFER NOTICE" see Section 4.02(a).

                  "TRANSFEREE" means any Person who acquires shares of Common Stock from a Shareholder and who is not a Permitted Transferee.

                  "TRIGGERING EVENT" means:

                  (i) with respect to a Rollover Demand Holder or CSFB, after the earlier of (1) the fifth anniversary of the date hereof if an Initial Public Offering has not been consummated by the fifth anniversary of the date hereof and (2) 180 days after an Initial Public Offering;

                  (ii) with respect to a QI Demand Holder, 180 days after an Initial Public Offering; and

                  (iii) with respect to Sponsor, at any time.

                  SECTION 1.02. Rules of Construction. For purposes of this Agreement whenever a threshold for the dollar amount of cash invested in Common Stock of the Company or the percentage of ownership of Common Stock is to be determined as to a Shareholder, the cash investments and the beneficial ownership of Direct Permitted Transferees of such Shareholder shall be aggregated with the cash investments and beneficial ownership of such Shareholder and the cash investments and the beneficial ownership of the Heartland Entities will be deemed to be aggregated.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

                  Each of the parties hereby severally represents and warrants to each of the other parties as follows:

                  SECTION 2.01. Authority; Enforceability. Such party has the legal capacity or corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. Such party (in the case of parties that are not natural persons) is duly organized and validly existing under the laws of its jurisdiction of organization, and the execution of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary action. No other act or proceeding, corporate or otherwise, on its part is necessary to authorize the execution of this Agreement or the consummation of any of the transactions contemplated hereby. This Agreement has been duly executed by such party and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of this Agreement, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and to the exercise of judicial discretion in accordance with general principles of equity (whether applied by a court of law or of equity).

                  SECTION 2.02. No Breach. Neither the execution of this Agreement nor the performance by such party of its obligations hereunder nor the consummation of the transactions contemplated hereby or by the Transactions does or will:

                  (a) in the case of parties that are not natural persons, conflict with or violate its certificate of incorporation, bylaws or other organizational documents;

                  (b) violate, conflict with or result in the breach or termination of, or otherwise give any other person the right to accelerate, renegotiate or terminate or receive any payment or constitute a default or an event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default) under the terms of, any contract or agreement to which it is a party or by which it or any of its assets or operations are bound or affected, including, in the case of the Company, the Senior Credit Facilities or Subordinated Loan Agreement; or

                  (c) constitute a violation by such party of any laws, rules or regulations of any governmental, administrative or regulatory authority or any judgments, orders, rulings or awards of any court, arbitrator or other judicial authority or any governmental, administrative or regulatory authority.

                  SECTION 2.03. Consents. No consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such party, other than those which have been made or obtained, in connection with (i) the execution or enforceability of this Agreement or (ii) the consummation of any of the transactions contemplated hereby or by the Transactions.

                  SECTION 2.04. Share Ownership. (a) The Company represents and warrants that in the case of a Shareholder, such party will own, immediately following the consummation of the transactions contemplated by the Recapitalization Agreement, the number of shares of Capital Stock of the Company set forth opposite such party's name in Schedule 2.04 attached hereto, free and clear of any and all liens, claims and encumbrances, other than those created by this Agreement.

                  (b) The Company represents and warrants that, as of the date hereof after giving effect to the Transactions, the authorized capital stock of the Company consists of (A) 250,000,000 shares of Common Stock, of which 30,177,943 shares of Common Stock are issued and outstanding (without giving effect to the restricted stock awards, whether or not vested, or shares of Common Stock issuable to the former stockholders of K-Tech Mfg., Inc. pursuant to documentation in existence prior to the Transactions), and (B) 25,000,000 shares of preferred stock, of which 361,001 shares of Class A Preferred Stock are issued and outstanding. Without giving effect to any cash elections or any accretion in respect of restricted stock awards after the date of the Transactions and assuming full vesting of restricted stock awards granted as of the date of the Transactions, there are approximately 3,741,325 shares of Common Stock subject to restricted stock awards on the date hereof after giving effect to the Transactions. The maximum number of shares of Common Stock issuable to the former K-Tech Mfg., Inc. stockholders is not presently determinable, but is estimated at up to approximately 550,000 shares of Common Stock. Except (i) as provided for in this Agreement,

(ii) for accretion in respect of restricted stock awards after the date hereof,
(iii) for Common Stock to be issued to former stockholders of K-Tech Mfg., Inc. arising out of obligations existing prior to the Transactions, as of the date of the Transactions, no subscription, warrant, option, convertible or exchangeable security or other right to purchase or acquire any shares of Capital Stock of the Company is authorized or outstanding and the Company has no obligation to issue any subscription, warrant, option, convertible or exchangeable security or other such right.

                  (c) The Company represents and warrants that the shares of Common Stock issued to each Shareholder in connection with the Recapitalization Merger were duly and validly authorized, and when issued to each Shareholder in connection with the Recapitalization Merger will be duly and validly issued, fully paid and non-assessable and such shares are not subject to preemptive or similar rights except as provided by this Agreement.

                  (d) Each Shareholder hereby consents to and approves of the contribution by the Company in connection with the Transactions of all of its assets to Metalync Company LLC, its wholly-owned subsidiary, as required by the Senior Credit Facilities.

                                   ARTICLE III

                                 SHARE TRANSFERS

                  SECTION 3.01. Restrictions on Transfer. During the term of this Agreement, each Shareholder agrees that it will not Transfer any Common Stock, except as permitted by or in accordance with this Agreement.

                  SECTION 3.02. Exceptions to Restrictions. Subject to all applicable laws, the restrictions on Transfer set forth in Section 3.01 hereof shall not apply to any of the following:

                  (a) a Transfer by a Shareholder of Common Stock to one of its Permitted Transferees; provided that such Permitted Transferee shall agree to execute a Joinder Agreement in the form annexed hereto as Exhibit A (the "Joinder Agreement");

                  (b) a Transfer of Common Stock by a Shareholder in accordance with Sections 4.02 and 4.03 of this Agreement;

                  (c) a Transfer by a Shareholder after such Shareholder has complied with Section 4.01; provided that the Transferee shall agree to execute a Joinder Agreement; and

                  (d) a Transfer of Common Stock by a Shareholder pursuant to an effective registration statement under the 1933 Act or a Transfer pursuant to Rule 144 under the 1933 Act.

                  SECTION 3.03. Improper Transfer. Any attempt to Transfer any shares of Common Stock not in accordance with this Agreement shall be null and void and the Company will not give nor permit the Company's transfer agent to give any effect to such attempted Transfer in its stock records.

                  SECTION 3.04. Restrictive Legend. Each certificate representing shares of Common Stock and held by a Shareholder will bear a legend substantially similar to the following (with such additions thereto or changes therein as the Company may be advised by counsel are required by law or necessary to give full effect to this Agreement):

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE UNITED STATES SECURITIES ACT OF 1933 OR (ii) AN APPLICABLE EXEMPTION FROM REGISTRATION THEREUNDER. ANY SALE PURSUANT TO CLAUSE
         (ii) OF THE PRECEDING SENTENCE MUST BE ACCOMPANIED BY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH EXEMPTION FROM REGISTRATION IS AVAILABLE IN CONNECTION WITH SUCH SALE.

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO THE TERMS AND CONDITIONS, INCLUDING WITH RESPECT TO THE DIRECT OR INDIRECT TRANSFER THEREOF, OF A SHAREHOLDERS AGREEMENT DATED AS OF NOVEMBER 28, 2000. THE SHAREHOLDERS AGREEMENT CONTAINS, AMONG OTHER THINGS, SIGNIFICANT RESTRICTIONS ON TRANSFER OF THE SECURITIES OF THE COMPANY. A COPY OF THE SHAREHOLDERS AGREEMENT IS AVAILABLE UPON REQUEST FROM THE COMPANY."

                                   ARTICLE IV

                         RIGHTS OF CERTAIN SHAREHOLDERS

                  SECTION 4.01. Rights of First Offer. (a) At any time or from time to time prior to a Qualifying Public Equity Offering, in the event that (x) at any time following the first anniversary of the date hereof (provided, however, that, prior to the second anniversary of the date hereof, such Rollover Investor does not in the good faith judgment of the Company jeopardize the "recapitalization" accounting treatment afforded the Company in the Recapitalization Merger), a Rollover Investor desires to Transfer, or (y) at any time following the date hereof, a HIP Co-Investor desires to Transfer, all or part of its Common Stock ("Offered Shares"), other than pursuant to Section 3.02(a), 3.02(d), 4.02 or 4.03 of this Agreement, such Rollover Investor or HIP Co-Investor (individually, an "Investor") shall give prompt written notice (an "Investor's Notice") of its desire to sell the Offered Shares to the Company and Sponsor. The Investor's Notice shall identify (i) the number of Offered Shares and (ii) all other material terms and conditions of the proposed Transfer including the purchase price and the form of the consideration.

                  (b) The Company shall have the right, but not the obligation, to purchase all, but not less than all, the Offered Shares (the "First Option") on the same terms and conditions as set forth in the Investor's Notice, which option shall be exercised by delivering to such Investor irrevocable written notice of its commitment to purchase the Offered Shares within fifteen (15) business days after receipt of the Investor's Notice (the "Company Option Period"). Failure by the Company to give such notice within such fifteen (15) business day period shall be deemed an election by the Company not to purchase the Offered Shares.

                  (c) In the event that the Company decides not to purchase the Offered Shares pursuant to Section 4.01(b), then Sponsor shall have the right, but not the obligation, to purchase all, but not less than all, the Offered Shares (the "Second Option") on the same terms and conditions as set forth in the Investor's Notice, which option shall be exercised by delivering to such Investor irrevocable written notice of its commitment to purchase the Offered Shares within ten (10) business days after the termination of the Company Option Period (the "Sponsor Option Period"); provided that Sponsor may, at its sole option, assign its rights to purchase an Investor's Offered Shares pursuant to this Section 4.01 to another Shareholder or a Permitted Transferee of Sponsor (such person an "Assignee"); provided that if the Assignee is a HIP Co-Investor, each HIP Co-Investor will be able to participate in such assignment on a pro rata basis. Failure by Sponsor or its Assignee to give such notice within such ten (10) business day period shall be deemed an election by Sponsor or its Assignee not to purchase the Offered Shares.

                  (d) Delivery of written notice by the Company, Sponsor or its Assignee accepting the First Option or the Second Option, as the case may be, shall constitute a contract between the Company, Sponsor or its Assignee, on the one hand, and such Investor on the other hand, for the purchase and sale of the Offered Shares on the terms and conditions set forth in the Investor's Notice. The purchase of any shares pursuant to the exercise of the First Option or the Second Option, as the case may be, shall be completed not later than forty-five
(45) days following receipt of the Investor's Notice with respect to the Offered Shares, subject to receipt of any required material third-party or governmental approvals, compliance with applicable laws and the absence of any injunction or similar legal order preventing such transaction (collectively, the "Conditions") in which case the purchase of the Offered Shares shall be delayed pending the satisfaction of the Conditions up to an additional thirty (30) days. As a condition to entering into the contract referred to above, the Company, Sponsor and its Assignee will agree to use commercially reasonable efforts to satisfy the Conditions as soon as possible. In the event that neither the First Option nor the Second Option is exercised, the Investor shall have the right for a period of seventy-five (75) days after the termination of the

Sponsor Option Period to Transfer (the "Investor Sale") the Offered Shares at a price not less than ninety percent (90%) of the price contained in, and otherwise on terms and conditions no less favorable to such Investor than those set forth in, the Investor's Notice, except that the purchase of the Offered Shares may be delayed up to an additional thirty (30) days pending satisfaction of the Conditions; provided that the Transferee agrees to execute a Joinder Agreement. If the Investor Sale is not consummated pursuant to the terms of the immediately preceding sentence, the Investor will not effect Transfer of any of the Offered Shares without commencing de novo the procedures set forth in this
Section 4.01.

                  SECTION 4.02. Tag-Along Rights. (A) If, at any time or from time to time prior to a Qualifying Public Equity Offering, Sponsor or any of its Affiliates (the "Sponsor Transferor") proposes to Transfer any shares of Common Stock to a Person (the "Purchaser"), other than pursuant to Section 3.02(a), 3.02(d), 5.01 or 5.02 or in a circumstance where all of the shares owned by all of the Shareholders are being purchased pursuant to Section 4.03, the Sponsor Transferor shall give written notice (a "Transfer Notice") of such proposed Transfer to the Shareholders at least fifteen (15) days prior to the consummation of such proposed Transfer, setting forth (A) the total number of shares of Common Stock offered to be Transferred to Purchaser, (B) the consideration to be received for such shares of Common Stock by the Sponsor Transferor, (C) the identity of the Purchaser(s), (D) any other material terms and conditions of the proposed Transfer, (E) the expected date of the proposed Transfer and (F) that each such Shareholder shall have the right (the "Tag-Along Right") to elect to sell up to its Pro Rata Portion of such shares of Common Stock to be Transferred to Purchaser. If any portion of the consideration contained in the Transfer Notice includes consideration other than cash, the Sponsor Transferor shall provide the Shareholders with a summary of a valuation study, if any, that the Sponsor Transferor has prepared concerning such consideration, but the Sponsor Transferor shall have no liability to any Shareholder with respect to any such summary or study and no obligation to undertake any such valuation. Notwithstanding the first sentence of this Section 4.02(a), a Shareholder will have a Tag-Along Right in connection with Transfers of shares of Common Stock by the Sponsor Transferor to a Permitted Transferee (other than an Affiliate of the Sponsor Transferor) when the Sponsor Transferor Transfers shares of Common Stock to such Person at a price per share (as adjusted for Adjustments) that is greater than the price per share (as adjusted for Adjustments) paid for such shares by the Sponsor Transferor.

                  (b) Upon delivery of a Transfer Notice, each Shareholder has the option, but not the obligation, to sell up to the Pro Rata Portion of its shares of Common Stock at the same price per share of Common Stock and pursuant to the same terms and conditions with respect to payment for the shares of Common Stock as agreed to by the Sponsor Transferor, by sending written notice to the Sponsor Transferor within ten (10) days of the date of the Transfer Notice, indicating its election to sell up to the Pro Rata Portion of its shares of Common Stock in the same transaction. To the extent that elections pursuant to this Section 4.02(b) are not made with respect to any shares of Common Stock included in a Transfer

Notice within such 10-day period, then the Sponsor Transferor shall re-offer to Shareholders who have elected to sell their Pro Rata Portion (the "Tag-Along Shareholders") for one additional three day period, the right to sell such additional number of shares as will result in the Tag-Along Shareholders being able to sell their pro rata share of such remaining shares of Common Stock, based upon all the shares of Common Stock being sold by all the Tag Along Shareholders (not including the remaining shares). For a sixty (60) day period following such ten (10) day period (which period may be extended an additional thirty (30) days in order to satisfy the Conditions), each Tag-Along Shareholder shall be permitted to sell to the Purchaser(s) on the terms and conditions set forth in the Transfer Notice that amount of its shares of Common Stock as to which it has made its election and the Sponsor Transferor shall be permitted to concurrently sell the balance of the shares of Common Stock that are the subject of the Transfer Notice that are not sold by the Tag-Along Shareholders.

                  (c) The provisions of Section 4.02(a) and (b) shall not apply to any Transfer or series of Transfers by Sponsor of shares of Common Stock to one or more Persons other than Permitted Transferees which in the aggregate do not exceed ten percent (10%) of such shares of Common Stock owned by Sponsor immediately following the Transactions.

                  (d) Each Tag-Along Shareholder shall not be required to make representations and warranties in connection with such sale other than customary representations and warranties with respect to (i) such Shareholder's due organization, power and authority, (ii) such Shareholder's ownership of the shares of Common Stock and ability to freely convey such shares of Common Stock without liens or encumbrances, (iii) customary representations regarding non-contravention of such Shareholder's charter, bylaws or other organizational documents or material agreements of such Tag-Along Shareholder and (iv) the enforceable nature of such Tag-Along Shareholder's obligations under the documents for such sale to which it is a party (collectively, the "Shareholder Representations"). No Tag-Along Shareholder shall be liable in respect of any indemnification provided in connection with a Tag-Along Sale (with respect to such Shareholder's Shareholder Representations) in excess of the consideration received by such Tag-Along Shareholder in such Tag-Along Sale and no Tag-Along Shareholder shall be required to participate in any escrow relating to such Tag-Along Sale in excess of such Tag-Along Shareholder's participation in the Tag-Along Sale.

                  (e) In the event that no Shareholder elects to sell shares of Common Stock pursuant to this Section 4.02, Sponsor and/or its Affiliates (as the case may be) shall have the right for a period of seventy-five (75) days (which period may be extended by an additional thirty
(30) days to satisfy the Conditions) after the expiration of the 10-day period referred to in Section 4.02(b) to Transfer the Shares subject to the Transfer Notice to the Purchaser at a price not greater than the price contained in, and otherwise on terms and conditions no more favorable to Sponsor and/or such Affiliates than those set forth in, the Transfer Notice; it being agreed that, after the end of the 75-day period referred to in this Section 4.02(e) (including any permitted extension thereof), Sponsor and/or such Affiliates will not effect any transaction in any shares of Common Stock that are the subject of the Transfer Notice without commencing de novo the procedures set forth in this Section 4.02.

                  SECTION 4.03. Drag-Along Rights. If at any time prior to a Qualifying Public Equity Offering, Sponsor and its Affiliates intend to effect a Substantial Change of Control, Sponsor shall have the right to require the other Shareholders (the "Drag-Along Shareholders") to sell the same percentage of Common Stock held by them relative to such Shareholder's ownership of Common Stock as Sponsor and its Affiliates are selling in such transaction in connection with such Substantial Change of Control; to vote such Common Stock, whether by proxy, voting agreement or otherwise in favor of the transactions constituting a Substantial Change of Control; to waive their appraisal or dissenters' rights with respect to such transaction; or otherwise, participate in such Substantial Change of Control and each other Shareholder agrees to take any and all reasonably necessary action in furtherance of the foregoing; provided that (a) the consideration to be received by the other Shareholders shall be for the same type and amount per share of consideration received by Sponsor, and (b) after giving effect to such transaction, Sponsor and its Direct Permitted Transferees shall have sold the same percentage of their holdings of Common Stock of the Company as sold by the Drag-Along Shareholders; provided, however, that CSFB will not be obligated to participate in such transaction if the consideration per share in such transaction is less than $16.90 per share (as adjusted for Adjustments) of the Common Stock of the Company paid by CSFB in connection with the Transactions and provided, further, that if Sponsor and its Affiliates are selling all of their shares of Common Stock in connection with such Substantial Change of Control, the Drag-Along Shareholders will be required to sell all of their shares pursuant to this Section 4.03. In connection with the sale of their shares of Common Stock pursuant to this Section 4.03, the Drag-Along Shareholders shall not be required to make any representations and warranties other than the Shareholder Representations. In addition, no Drag-Along Shareholder shall be liable in respect of any indemnification in connection with a transaction effected pursuant to this Section 4.03 (a "Drag-Along Transaction") (with respect to such Shareholder's Shareholder Representations) in excess of the consideration received by such Drag-Along Shareholder in such Drag-Along Transaction and no such Drag-Along Shareholder shall be required to participate in any escrow relating to such Drag-Along Transaction in excess of such Drag-Along Shareholder's Pro Rata Portion.

                  SECTION 4.04. Information. (a) Prior to the occurrence of an Initial Public Offering, the Company shall deliver to each Shareholder:

                    (1) as soon as available, but in any event within forty-five
         (45) days after the end of each quarter, copies of:

                           (i) consolidated balance sheets of the Company and
                  its subsidiaries as at the end of such quarter, and

                          (ii) consolidated statements of income, stockholders'
                  equity and cash flows of the Company and its subsidiaries, for such quarter and for the portion of the fiscal year ending with such quarter,

         in each case prepared in accordance with GAAP applicable to periodic financial statements generally, fairly presenting, in all material respects, the financial position of the Persons being reported on and their results of operations and cash flows, subject to changes resulting from normal year-end adjustments;

                    (2) as soon as available, but in any event within ninety
         (90) days after the end of each fiscal year of the Company, copies of:

                           (i) consolidated balance sheets of the Company and
                  its subsidiaries as at the end of such year, and

                           (ii) consolidated statements of income, stockholders'
                  equity and cash flows of the Company and its subsidiaries for such year,

         in each case prepared in accordance with GAAP, fairly presenting, in all material respects, the financial position of the Persons being reported on and their results of operations and cash flows, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the Persons being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP;

                  (b) In the case of any Shareholder (other than CSFB) prior to the occurrence of a Qualifying Public Equity Offering, and for so long as such Shareholder owns twenty-five percent (25%) or more of the number of shares of Common Stock (as adjusted for Adjustments) owned by such Shareholder immediately following the Transactions, or in the case of CSFB, for so long as CSFB retains a number of shares of Common Stock equal to at least twenty-five (25%) of the number of shares of Common Stock (as adjusted for Adjustments) owned by CSFB immediately following the Transactions, the Company shall deliver to each such Shareholder and CSFB:

                  (1) the information and reports provided pursuant to Sections 4.04(a)(1) and (2);

                  (2) monthly "flash reports" utilized by the Company in its own management containing summarized, abbreviated data with respect to income statement amounts, balance sheet data and cash flows; and

                    (3) such other information concerning the condition or operations, financial or otherwise, of the Company and its Subsidiaries as a Shareholder may, from time to time, reasonably request.

                  (c) The rights to receive the information set forth in subsections (1) and (2) of paragraph (a) shall be assignable to Transferees of Common Stock. The rights to receive the information set forth in subsections (2) and (3) of paragraph (b) shall be assignable to a Transferee that acquires from CSFB at least 25% of the shares of Common Stock owned by CSFB as of the date hereof (as adjusted for Adjustments).

                  (d) Prior to the occurrence of a Qualifying Public Equity Offering, and for so long as a Shareholder owns twenty-five percent (25%) or more of the number of shares of Common Stock owned by such Shareholder immediately following the Transactions (as adjusted for Adjustments), Representatives of such Shareholder shall be provided with a reasonable opportunity to discuss the business and affairs of the Company with the Company's senior managers, directors, officers and senior employees upon reasonable advance notice during normal business hours; provided that such Company representatives shall be available (A) to such Shareholder for an annual meeting with senior management at which the following year's budget is presented and (B) to Qualified Investors, RM and Company Shareholder for quarterly meetings at which the most recent quarterly results are discussed.

                  (e) Each Shareholder hereby agrees that neither it nor its Representatives will disclose to any third party any information provided to it or its Representatives by the Company hereunder which is not generally available to the public, except with the prior express approval of the Company or as may be required by applicable law; it being understood that nothing in this Section 4.04(e) will restrict the ability of Sponsor or a HIP Co-Investor to disclose certain information to its investors in accordance with the governing documents of their partnership arrangement; provided that such investors agree to be bound by the confidentiality provisions of this Agreement.

                  (f) Notwithstanding the above, access to highly confidential proprietary information and facilities need not be provided by the Company, nor shall the Company be required to provide information to any Shareholder that is a competitor or reasonably likely to become a competitor of the Company or any of its subsidiaries; it being understood that the Shareholders existing as of the date hereof are not competitors.

                  (g) Notwithstanding the foregoing, (x) MetLife in addition to Portfolio Advisors, LLC or any controlled Affiliate of Portfolio Advisors, LLC shall have the rights provided by this Section 4.04 notwithstanding the fact it has transferred all of its shares of Common Stock to Portfolio Advisors, LLC or any controlled Affiliate of Portfolio Advisors, LLC, provided such Person would have such rights as a Shareholder (it being agreed that, solely for purposes of paragraphs (b) and (d) of this Section 4.04, such Person shall be deemed to have held its shares of Common Stock since the consummation of the

Transactions) and (y) Company Shareholder shall be entitled to receive the information provided by this Section 4.04 so long as Company Shareholder owns any Class A Preferred Stock or has outstanding commitments or loans under the Subordinated Loan Agreement.

                  SECTION 4.05. Preemptive Rights. (a) Prior to the occurrence of an Initial Public Offering, the Company hereby grants and hereby agrees to cause each Significant Subsidiary of the Company to grant to each HIP Co-Investor and its Direct Permitted Transferees and Sponsor and its Direct Permitted Transferees the right to purchase up to such Shareholder's Proportionate Percentage (as hereinafter defined) of any future Eligible Offering (as hereinafter defined) and in the case such Eligible Offering is in whole or in part to Sponsor or any of its Affiliates, then the Company shall also grant Company Shareholder and RM the right to purchase up to their Proportionate Percentage. For purposes of this Section 4.05, the following terms shall have the meanings set forth below.

                  "Proportionate Percentage" means, with respect to any Shareholder as of any given date with respect to an Eligible Offering, the lower of (i) twenty percent (20%) of such Eligible Offering or (ii) the number (expressed as a percentage) obtained by dividing (A) the number of shares of Common Stock owned by such Shareholder as of such date by (B) the total number of shares of Common Stock outstanding as of such date, in each case, assuming all shares of Capital Stock of the Company convertible into or exercisable for Common Stock have been so converted; provided that CSFB should not be limited by the foregoing clause (i) in the event that the Eligible Offering consists of Capital Stock of the Company for a consideration per share of Capital Stock which is less than the purchase price per share of Common Stock paid by CSFB in connection with the Transactions (as such price is adjusted by the Adjustments).

                  "Eligible Offering" means an offer by the Company or a Significant Subsidiary of the Company to sell to any Person or Persons (including any of the Shareholders) for cash, any Capital Stock of the Company or any Significant Subsidiary, other than an offering by the Company or a Significant Subsidiary of the Company:

                           (i) of Common Stock in an underwritten public
                  offering (a "Public Offering") registered under the 1933 Act or pursuant to a Rule 144A offering under the 1933 Act;

                           (ii) of Common Stock of the Company issued upon the
                  exercise of options, warrants or convertible securities outstanding as of the date hereof;

                         (iii) of Common Stock of the Company or options to
                  purchase shares of Common Stock in connection with or pursuant to any stock option, stock purchase plan or agreement or other benefit plans approved by the Board of Directors of the Company to full-time employees, officers, directors, consultants and/or advisors to the Company or its subsidiaries;(excluding employees of Sponsor)

                           (iv) of Common Stock of the Company issued in
                  connection with restricted stock awards pursuant to and in accordance with the Recapitalization Agreement;

                           (v) of Common Stock of the Company having a value of
                  up to $5.2 million in order to comply with Section 5.15 of the Senior Credit Facilities;

                          (vi) of Capital Stock of the Company issued as
                  consideration to any seller in connection with the acquisition by the Company or any subsidiary of the Company of the assets of any Person in any transaction approved by the Board of Directors of the Company;

                         (vii) of Capital Stock of the Company issued as an
                  inducement in connection with any debt financing of the Company, subject to terms and conditions approved by the Board of Directors of the Company;

                        (viii) of Capital Stock of a Significant Subsidiary of
                  the Company in connection with any sale of control of such Significant Subsidiary to, or any joint venture between such Significant Subsidiary and, a third party that is not a financial sponsor or investor, which sale or joint venture is approved by the Board of the Directors of the Company;

                           (ix) of director qualifying or similar shares of a
                  Significant Subsidiary;

                           (x) of Capital Stock of the Company issued as
                  consideration in connection with the acquisition by the Company or any subsidiary of the Company of Simpson Industries, Inc. or Global Metal Technologies, Inc. (or any parent company thereof); and

                           (xi) of Capital Stock of the Company issued to former
                  stockholders of K-Tech Mfg., Inc. arising out of obligations existing prior to the Transactions.

                  For purposes of this Section 4.05 only, "Capital Stock" means any and all shares of common stock or options, warrants or similar instruments or any other securities convertible or exchangeable therefor (collectively, "Equity Interests") or any equity security linked to or offered or sold in connection with any Equity Interests of such Person or any of its Significant Subsidiaries, as the case may be.

                  (b) The Company shall, before any securities are issued pursuant to an Eligible Offering, give written notice (a "Preemptive Notice") thereof to each Shareholder that is entitled to preemptive rights hereunder. Such notice shall specify the security or securities proposed to be issued, the proposed date of issuance, the consideration that the Company or such Significant Subsidiary, as the case may be, intends to receive therefor and all other material terms and conditions of such proposed issuance. For a period of ten (10) business days following the date of such notice, each such Shareholder shall be entitled, by written notice to the Company, to elect to purchase all or part of such Shareholder's Proportionate Percentage of the securities being sold in the Eligible Offering. To the extent that elections pursuant to this Section 4.05(b) shall not be made with respect to any shares of Common Stock included in a Preemptive Notice within such 10-day period, then the Company shall re-offer to Shareholders who have elected to purchase their Proportionate Percentage (the "Preemptive Shareholders") for one additional three-day period, the right to purchase any part of the shares of Common Stock not purchased by other Shareholders (the "Section 4.05 Remaining Shares") pursuant to this Section 4.05 which is equal to the product obtained by multiplying (i) the number of Section
4.05 Remaining Shares by (ii) a fraction, the numerator of which is the number of shares of Common Stock then owned by any such Preemptive Shareholder and the denominator of which is the aggregate number of shares owned by all Preemptive Shareholders. To the extent that elections pursuant to this Section 4.05(b) shall not be made with respect to any securities included in an Eligible Offering within such ten (10) business day period, then the Company or such Significant Subsidiary, as the case may be, shall not be obligated to issue to such Shareholder such securities for which such Shareholder has elected not to purchase. To the extent that there are securities that have not been purchased pursuant to this Section 4.05, then the Company or such Significant Subsidiary, as the case may be, may issue such securities, but only for consideration not less than, and otherwise on no less favorable terms to the Company or such Significant Subsidiary, as the case may be, than, those set forth in the Company's notice and only within thirty (30) days after the end of such ten (10) business day period. In the event that any such offer is accepted by any such Shareholder or Shareholders, the Company or such Significant Subsidiary, as the case may be, shall sell to such Shareholder or Shareholders, and such Shareholder or Shareholders shall purchase from the Company or such Significant Subsidiary, as the case may be, for the consideration and on the terms set forth in the notice as aforesaid, the securities that such Shareholder or Shareholders shall have elected to purchase within ten (10) business days of such Shareholder's election to purchase such Proportionate Percentage (subject to delay for an additional thirty days for satisfaction of the Conditions).

                  (c) Each of the Shareholders granted rights pursuant to this Section 4.05 acknowledges that it has been given the opportunity to purchase their Proportionate Percentage of Common Stock in connection with the acquisition of Simpson Industries, Inc. and accordingly this Section 4.05 shall not apply to the acquisition of Simpson Industries, Inc.

                  (d) The Company may comply with any applicable securities laws before issuing any shares of Common Stock pursuant to this Section 4.05 and shall not be in violation of the provisions hereof by reason of such compliance; provided it is using commercially reasonable efforts to so comply.

                  SECTION 4.06. Board of Directors. (a) At each annual or special stockholders meeting called for the election of directors, and whenever the Shareholders of the Company act by written consent with respect to the election of directors, each Shareholder agrees to vote or otherwise give such Shareholder's consent in respect of all shares of the Capital Stock of the Company (whether now owned or hereafter acquired) owned by such Shareholder, and take all other appropriate action and the Company shall take all necessary and desirable actions within its control in order to cause:

                  (i) an amendment to the Bylaws of the Company to provide that the authorized number of directors on the Board of Directors of the Company shall be as recommended by the Sponsor in its sole discretion.

                 (ii) the election to the Board of Directors of:

                           (a) such number of directors as shall constitute a
                  majority of the Board of Directors as designated by Heartland Industrial Partners, L.P.;

                           (b) one director designated by the Company
                  Shareholder; provided, however, that except as set forth in the immediately following sentence of this subpart (b) upon Company Shareholder and its Direct Permitted Transferees ceasing to own at least 1,571,569 shares of Common Stock or, upon a Qualifying Public Equity Offering, Company Shareholder shall no longer have the right to designate one director to the Board. Notwithstanding the foregoing, Company Shareholder shall maintain the right to designate one director to the Board of Directors for so long as Company Shareholder or its Affiliates, own (x) $10.0 million or more of liquidation preference of the Class A Preferred Stock or (y) have outstanding loans or unfunded commitments under the Subordinated Loan Agreement; and

                           (c) one director designated by the CSFB Plan Partner
                  (the "CSFB Director") after consultation with Sponsor; provided, however, that upon CSFB and its Direct Permitted Transferees ceasing to own a number of shares of Common Stock which would equal at least a majority of the shares of Common Stock owned by CSFB immediately following the Transactions (as adjusted for Adjustments), CSFB shall no longer have the right to designate one director to the Board of Directors;

         all of which persons shall hold office subject to their earlier removal in accordance with clause (iii) below, the Bylaws of the Company and applicable corporate law, until their respective successors shall have been elected and shall have qualified;

                (iii) the removal from the Board of Directors (with or without cause) of any director elected in accordance with subpart (a), (b) or
         (c) of clause (ii) above upon the written request of the Shareholders that designated such director; and

                 (iv) upon any vacancy in the Board of Directors as a result of any individual designated as provided in clause (ii) above ceasing to be a member of the Board of Directors whether by resignation or otherwise, the election to the Board of Directors as promptly as possible of an individual designated by the Shareholders that designated such individual; provided that the CSFB Plan Partner will consult with Sponsor prior to designating a replacement to serve as the CSFB Director.

                  (b) The ability of a Shareholder to designate a director to the Board of Directors shall not be assignable to any Person.

                  (c) The parties hereto agree to cause the Board of Directors to appoint the CSFB Director to each decision making committee of the Board and to cause such CSFB Director to be nominated to the Board of each subsidiary of the Company to the extent the composition of such boards is substantially identical to the composition of the Board.

                  (d) The Company agrees to provide customary directors' liability insurance.

                  SECTION 4.07 Right to Observer. In the case of a Qualified Investor (other than CSFB), for so long as such Qualified Investor retains a number of shares of Common Stock equal to at least a majority of, or, in the case of the CSFB Plan Partner, for so long as it retains a number of shares of Common Stock equal to at least twenty-five percent (25%) of, the shares of Common Stock owned by such Person immediately following the Transactions (as adjusted for the Adjustments), such Person will have right to send one Representative on its behalf (the "Observer") to attend all meetings of the Board, including all committees thereof, solely in a non-voting observer capacity. The Company will furnish to the Observer copies of all notices, minutes, consents and other materials that it generally makes available to its directors. The Observer may participate in discussions of matters under consideration by the Board of the Company and any matters brought before any committee thereof but will not be entitled to vote on any matter presented to the Board of Directors. Any Qualified Investor and the CSFB Plan Partner will have the right to remove and replace its Observer in its sole discretion and to designate a substitute representative if its Observer is unable or unwilling to attend any of the Board's meetings, including any committees thereof. The right of Qualified Investors (other than CSFB) to appoint an Observer as set forth in this Section 4.07 will terminate upon the occurrence of a Qualifying Public Equity Offering.

                  SECTION 4.08. Consultation Right. (a) The Company hereby agrees to consult (a "Consultation") with the Representatives of the CSFB Plan Partner set forth on Exhibit B hereto with respect (x) to any issues, events or transactions pertaining to the Company which in the good faith judgment of the Board of Directors of the Company are material to the consolidated business, operations and financial condition of the Company and (y) to the preparation of the annual business plan of the Company. In connection with any Consultation, the Company will provide such Representatives with all material information regarding any action under consideration and reasonable notice so that the consultation period shall constitute sufficient time for the CSFB Plan Partner to participate meaningfully in any decision-making process regarding the action to be taken.

                  (b) The provision of Section 4.08(a) shall terminate upon a Qualifying Public Equity Offering.

                  SECTION 4.09. Approval Rights. (a) The Company hereby agrees not to enter into or adopt any Material Event (as defined below) without the prior written approval of the majority of the Representatives of the CSFB Plan Partner set forth on Exhibit B hereto, which approval with respect to clauses
(i) and (ii) of the definition of "Material Event" will not be unreasonably withheld. For the purpose of this Section 4.09, "Material Event" means (i) any agreement to acquire a business with a total enterprise value of $250.0 million or more individually or any agreement to acquire a business if there have been one or more agreements during the immediately preceding twelve (12) month period for acquisitions(s) with a total enterprise value of $500.0 million or more (it being hereby agreed by the parties that the acquisition of Global Metal Technologies, Inc. shall be counted toward such $500.0 million threshold and that the acquisition of Simpson Industries, Inc. shall not be counted toward such threshold); (ii) the selection of a chief executive officer of the Company;
(iii) any restructuring of debt or other similar transaction pursuant to which debt holders of the Company would hold twenty-five percent (25%) or more of the outstanding Capital Stock of the Company; and (iv) any liquidation, dissolution, winding-up of the affairs of the Company, whether voluntary or involuntary, or the filing of a voluntary petition in bankruptcy or the filing of a plan of reorganization. The Company hereby agrees to promptly give notice to the CSFB Plan Partner if the Company is contemplating any Material Event. The CSFB Plan Partner hereby agrees to notify the Company within ten (10) business days of the receipt of such notice as to whether it approves of the Material Event. Failure of the CSFB Plan Partner to notify the Company in writing within such ten (10) business day period of its approval or disapproval of the Material Event shall be deemed an approval by the CSFB Plan Partner of such Material Event.

                  (b) The provisions of Section 4.09(a) shall terminate upon a Qualifying Public Equity Offering.

                  SECTION 4.10. Transactions with Affiliates. Without the consent of the Requisite Investors, for so long as Sponsor directly or indirectly beneficially owns twenty percent (20%) or more of the outstanding shares of Common Stock of the Company, the Company and its subsidiaries will not enter into, or suffer to exist, any transaction with Sponsor or any of its Affiliates involving payments or other consideration in excess of $1.0 million. The foregoing restrictions will not apply to: (a) the payment of annual monitoring fees to Sponsor in an amount not to exceed (x) $4.0 million plus reimbursement of out-of-pocket expenses incurred by Sponsor in connection with the advisory services provided to the Company for the first year after the date hereof and (y) not to exceed 0.25% of the consolidated assets of the Company in subsequent years; provided that such amount will not be less than $4.0 million plus reimbursement of out-of-pocket expenses incurred by Sponsor in connection with the advisory services provided to the Company; (b) the payment to Sponsor of advisory fees and out-of-pocket expense reimbursement in connection with an acquisition, divestiture or financing by the Company or any of its subsidiaries (but excluding sales and purchases of personal property in the ordinary course of business) provided that such fees shall be in an amount equal to 1% of the aggregate value of such transaction; (c) fees payable to Sponsor in connection with the Transactions and reimbursement of out-of-pocket expenses incurred by Sponsor in connection with the Transactions; (d) transactions involving the sale, purchase or lease of goods or services in the ordinary course of business and on an arm's-length basis between or among the Company or any of its subsidiaries and portfolio companies of Sponsor; (e) transactions between or among the Company or any of its subsidiaries; (f) issuances of Capital Stock to Sponsor and its Affiliates pursuant to, and in compliance with, Section 4.05; and (g) issuances of Common Stock to Sponsor and other Shareholders, as applicable (valued at $16.90 or more per share of Common Stock, unless otherwise determined by the Board of Directors of the Company) for cash, or in exchange for common stock, to provide for the acquisition by the Company or one of its subsidiaries of all of the outstanding Capital Stock of Simpson Industries, Inc. or Global Metal Technologies, Inc. (or any parent company thereof) either initially or within one (1) year after the acquisition thereof by Sponsor or one of its Affiliates (based on the cash equity provided by Sponsor and its Affiliates at the closing of any such acquisition). Notwithstanding the foregoing, the benefits of this Section 4.10 in favor of a class of Requisite Investors (other than Company Shareholder) shall terminate as to it individually when such class (including their respective Direct Permitted Transferees) ceases to own a number of shares of Common Stock that would equal at least a majority of the number of shares of Common Stock (appropriately adjusted for Adjustments) owned by such class immediately following the Transactions. The benefits of this
Section 4.10 in favor of Company Shareholder will terminate as to Company Shareholder when Company Shareholder (i) ceases to have outstanding commitments or loans under the Subordinated Loan Agreement, (ii) owns, together with its Direct Permitted Transferees, less than $10.0 million of liquidation preference of Class A Preferred Stock and (iii) ceases to own, together with its Direct Permitted Transferees, at least 1,571,569 shares of Common Stock.

                                    ARTICLE V

                               REGISTRATION RIGHTS

                  SECTION 5.01.  Company Registration.

                  (a) Right to Piggyback on Registration of Stock. Subject to Section 5.01(c), if at any time or from time to time the Company proposes to register the Common Stock under the 1933 Act in connection with a public offering (other than an Initial Public Offering consisting solely of primary Common Stock or in connection with the registration of shares of Common Stock issued to former shareholders of K-Tech Mfg., Inc. arising out of, or in lieu of, obligations existing prior to the Transactions) of such Common Stock on any form other than Form S-4 or Form S-8 or any similar successor forms or another form used for a purpose similar to the intended use for such forms (a "Piggyback Registration"), whether for its own account or for the account of one or more shareholders of the Company, the Company shall each such time promptly give each Shareholder written notice of such determination (in any event within 10 business days after its receipt of notice of any exercise of demand registration rights); provided, however, that such notice of a Piggyback Registration shall be given at least thirty (30) days prior to the anticipated filing date of such Piggyback Registration. Upon the written request of any Shareholder (the "Piggyback Holder") given within ten (10) business days after the providing of any such notice by the Company, the Company shall use its best efforts to cause to be registered under the 1933 Act all of the Registrable Securities held by such Shareholder that the Shareholder has requested to be registered; provided, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Piggyback Holder and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from any obligation of the Company to pay the registration expenses in connection therewith); and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities. No registration effected under this Section
5.01 shall relieve the Company of its obligation to effect any registration upon demand under Section 5.02. The registration rights contained in Section 5.01 may be assigned to any Transferee or Permitted Transferee.

                  (b) Selection of Underwriters. If any Piggyback Registration involves an underwritten primary offering, the Company shall have sole discretion in the selection of any underwriter or underwriters to manage such Piggyback Registration.

                  (c) Priority on Piggyback Registrations. In the event that the Piggyback Registration includes an underwritten offering, the Company shall so advise the Shareholders as part of the written notice given pursuant to Section 5.01(a) and the registration rights provided in Section 5.01(a) shall be subject to the condition that if the managing underwriter or underwriters of a Piggyback Registration advise the Company in writing (a copy of which shall be provided to the applicable Shareholders) that in its opinion the number of Registrable Securities proposed to be sold in such Piggyback Registration exceeds the number which can be sold, and would materially adversely affect the price at which the Registrable Securities are to be sold, in such offering, the Company (or the Shareholders, as the case may be) will include in such registration only the number of Registrable Securities which, in the opinion of such underwriter or underwriters can be sold in such offering without such material adverse effect. The Registrable Securities so included in such Piggyback Registration shall be apportioned (i) first, either (x) in the case of a primary registration on behalf of the Company, to any shares of Common Stock that the Company proposes to sell, or (y) in the case of a secondary registration on behalf of a Shareholder, pro rata among the Holders on the basis of the number of Registrable Securities requested to be registered pursuant to such Demand Registration, (ii) second, pro rata among the Company Shareholder, RM and the HIP Co-Investors (and their respective Permitted Transferees), but only to the extent of shares of Common Stock of the Company held by them as of the date hereof (as adjusted by the Adjustments), and (iii) third, pro rata among other shares included in such Piggyback Registration, in each case according to the total number of shares of the Common Stock requested for inclusion by said selling stockholders, or in such other proportions as shall mutually be agreed to among such selling stockholders.

                  SECTION 5.02.  Demand Registration Rights.

                  (a) Right to Demand. At any time after a Triggering Event, the Demand Holders may (subject in the case of Sponsor to Section 6.01), individually or collectively, make a written request, which request will specify the aggregate number of Registrable Securities to be registered and will also specify the intended methods of disposition thereof (the "Request Notice") to the Company for registration with the Commission under and in accordance with the provisions of the 1933 Act of all or part of the Registrable Securities then owned by Demand Holders (a "Demand Registration"); provided that the Company may, if the Board of Directors so determines in the exercise of its reasonable, good faith judgment that due to a pending or contemplated acquisition or disposition or public offering or other material event involving the Company it would be inadvisable to effect such Demand Registration at such time (but in no event after such registration statement has become effective), the Company may, upon providing the Demand Holders written notice (the "Delay Notice"), defer such Demand Registration for a single period with respect to such Demand Registration not to exceed one hundred thirty five (135) days. Upon receipt by the Company of a request (a "Demand Request") to effect a Demand Registration the Company will within 10 business days after the receipt of such notice, notify each other Demand Holder of such request and such other Demand Holder shall have the option to include its Registrable Securities in such Demand Registration pursuant to this Section 5.02. Subject to Section 5.02(f), the Company will register all other Registrable Securities which the Company has been requested to register by such other Demand Holders (each an "Incidental Demand Holder") pursuant to this Section 5.02 by written request given to the Company by such holders within 10 business days after the giving of such written notice by the Company to such other Demand Holders. The Company shall not be obligated to maintain a registration statement pursuant to a Demand Registration effective for more than (x) ninety (90) days or (y) such shorter period when all of the Registrable Securities covered by such registration statement have been sold pursuant thereto (the "Effectiveness Period"). Notwithstanding the foregoing, the Company shall not be obligated to effect more than one Demand Registration in any 90-day period or such longer period not to exceed 180 days as requested by an underwriter pursuant to Section 5.07. Upon any such request for a Demand Registration, the Company will deliver any notices required by Section 5.01 and
5.02 and thereupon the Company will, subject to Section 5.01(c) and 5.02(f) hereof use its best efforts to effect the prompt registration under the 1933 Act of:

                  (i) the Registrable Securities which the Company has been so requested to register by Demand Holders as contained in the Request Notice, and

                  (ii) all other Registrable Securities which the Company has been requested to register by the Piggyback Holders and Incidental Demand Holders,

all to the extent required to permit the disposition of the Registrable Securities so to be registered in accordance with the intended method or methods of disposition of each seller of such Registrable Securities.

                  (b) Number of Demand Registrations. The Company shall not be required to prepare and file a registration statement pursuant to this
Section 5.02 if (i) a Rollover Demand Holder and its Direct Permitted Transferees cease to own at the time of making the Request Notice twenty-five percent (25%) or more of the shares of Common Stock of the Company owned as of the date hereof (as adjusted for Adjustments) and (ii) the Request Notice relates to less than twenty-five percent (25%) of the shares of Common Stock held by such Demand Holder. In addition, the Company will not be required to effect more than (i) two registrations pursuant to this Section 5.02 on behalf of Company Shareholder, (ii) one registration on behalf of RM pursuant to this
Section 5.02, (iii) two registrations on behalf of CSFB pursuant to this Section 5.02; provided that CSFB will be afforded one additional Demand Registration in the event that CSFB has not been able to dispose of all of the Registrable Securities requested to be registered by CSFB with its initial two Demand Registrations; provided that the Company shall not be obligated to attend or participate in any "road shows" if such third and final Demand Registration is for less than 10% of the shares of Common Stock of the Company owned by CSFB immediately following the Transactions (as adjusted for Adjustments and (iv) one demand on behalf of the QI Demand Holders as a group (other than CSFB) pursuant to this Section 5.02. Sponsor and its Affiliates will be entitled to an unlimited number of Demand Registrations. It being understood that if two or more Demand

Holders make a collective Demand Registration, such Demand ( ) Registration will count pursuant to this Section 5.02(b) as a Demand Registration for each such Demand Holder. It is hereby acknowledged and agreed by the parties that any Registrable Securities included in a registration statement on behalf of an Incidental Demand Holder will not count as a Demand Registration for such Incidental Demand Holder. In connection with a Demand Registration by more than one Demand Holder or by a Demand Holder and Incidental Demand Holders, such Demand Holders and Incidental Demand Holders shall elect one such Holder to act as representative (the "DH Representative") in connection with such Demand Registration and the Company shall only be obligated to communicate with such DH Representative in connection with such Demand Registration. The Holders shall give the Representative any and all necessary powers of attorneys needed for the DH Representative to act on their behalf.

                  (c) Revocation. Holders of a majority in number of the Registrable Securities to be included in a registration statement pursuant to this Section 5.02 may, at any time prior to the effective date of the registration statement relating to such Demand Registration, acting through their DH Representative revoke such request by providing a written notice thereof to the Company. The Holders of Registrable Securities who revoke such request shall reimburse the Company for all its expenses incurred in the preparation, filing and processing of the Registration Statement. If pursuant to the terms of this Section 5.02(c), the Holders reimburse the Company for its reasonable expenses incurred in the preparation, filing and processing of any registration statement requested and subsequently revoked by such Holders, the attempted registration by such requested and subsequently revoked registration statement shall not be deemed to be a Demand Registration. Notwithstanding the foregoing, the Holders of a majority in number of the Registrable Securities to be included in a registration statement pursuant to this Section 5.02 may, at any time within five days after receipt of any Delay Notice acting through their DH Representative revoke such request by providing written notice thereof to the Company and the attempted Demand Registration shall not be deemed to be a Demand Registration, notwithstanding that such Holders shall not reimburse the Company for any expenses incurred in the preparation, filing and processing of any Registration Statement.

                  (d) Effective Registration. A registration will not count as a Demand Registration: (i) if a Holder determines in its good faith judgment to withdraw the proposed registration of any Registrable Securities requested to be registered by a Demand Holder (x) due to marketing or regulatory reasons subject to such Holder reimbursing the Company for its expenses in accordance with Section 5.02(c) above, or (y) due to a material adverse change in the Company (other than as a result of any action by the Holder); (ii) if such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason (other than as a result of any action by the Holder) and the Company fails to promptly have such stop order, injunction or other order or requirement removed, withdrawn or resolved to the Holder's satisfaction; or (iii) the conditions to closing specified in the underwriting agreement or purchase agreement entered into in connection with the registration relating to any such demand are not satisfied (other than as a result of a default or breach thereunder by the relevant Holder).

                  (e) Selection of Underwriters. If any of the Registrable Securities covered by a Demand Registration are to be sold in an underwritten offering, the relevant Holder, or Holders, will have the right to select the managing underwriter(s) to administer the offering subject to the approval of the Company, which will not be unreasonably withheld.

                  (f) Priority on Demand Registrations. If the managing underwriter or underwriters of a Demand Registration advise the Company in writing that in its or their opinion the number of Registrable Securities proposed to be sold in such Demand Registration exceeds the number which can be sold, or adversely affects the price at which the Registrable Securities are to be sold, in such offering, the Company will include in such registration only the number of Registrable Securities which, in the opinion of such underwriter or underwriters, can be sold in such offering without such material adverse effect. To the extent such Demand Registration includes Registrable Securities of more than one Holder, the Registrable Securities so included in such Demand Registration shall be apportioned (i) first, pro rata among such Holders based upon the number of shares of Common Stock owned by each Holder at the date of determination and (ii) second, pro rata among other shares of Common Stock included in such Demand Registration; provided that if such Demand Registration is effected pursuant to a Demand Request by either Company Shareholder or RM such number of Registrable Securities (as adjusted for Adjustments) of either Company Shareholder or RM that are owned by Company Shareholder and RM immediately following the Transactions will be included first without regard to the pro rata treatment described in clause (i) of this sentence.

                  (g) Assignability of Demand Registration Rights. The rights offered a Shareholder pursuant to Section 5.02 are only assignable to a Direct Permitted Transferee. Notwithstanding the foregoing, CSFB will be able to assign its rights under this Article V to a Transferee that acquires from CSFB at least 25% of the shares of Common Stock owned by CSFB as of the date hereof (as adjusted for Adjustments). Any such assignment permitted hereunder shall be effected hereunder only by giving written notice thereof from both the transferee and the transferee to the Company.

                  SECTION 5.03. Registration Procedures. It shall be a condition precedent to the obligations of the Company and any underwriter or underwriters to take any action pursuant to this Article V that the Shareholders requesting inclusion in any Piggyback Registration or Demand Registration (a "Registration") shall furnish to the Company such information regarding them, the Registrable Securities held by them, the intended method of disposition of such Registrable Securities, and such agreements regarding indemnification, disposition of such securities and other matters referred to in this Article V as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company.

With respect to any Registration which includes Registrable Securities held by a Shareholder, the Company will, subject to Sections 5.01 and 5.02 promptly:

                  (a) Prepare and file with the Commission a registration statement on the appropriate form prescribed by the Commission and use its best efforts to cause such registration statement to become effective as soon as practicable thereafter; provided that the Company shall not be obligated to maintain such registration effective for a period longer than the Effectiveness Period; provided further that before filing a registration statement or prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of the registration statement, the Company will furnish to the holders of the Registrable Securities covered by such registration statement and the underwriter or underwriters, if any, copies of or drafts of all such documents proposed to be filed, including documents incorporated by reference in the Prospectus and, if required by such holders, the exhibits incorporated by reference, at least three (3) business days prior thereto, which documents will be subject to the reasonable review of such holders and underwriters. Holders will have the opportunity to object to any information pertaining to such holders that is contained therein and the Company will make the corrections reasonably requested by such holders with respect to such information prior to filing any registration statement or amendment thereto or any prospectus or any supplement thereto; provided, however, that the Company will not file any registration statement or amendment thereto or any prospectus or any supplement thereto or any documents required to be incorporated by reference therein to which holders of a majority of the Registrable Securities covered by such registration statement or the underwriters, if any, shall reasonably object;

                  (b) Prepare and file with the Commission such amendments and post-effective amendments to such registration statement and any documents required to be incorporated by reference therein as may be necessary to keep the registration statement effective for a period of not less than the Effectiveness Period (but not prior to the expiration of the time period referred to in Section 4(3) of the 1933 Act and Rule 174 thereunder, if applicable); cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the 1933 Act; and comply with the provisions of the 1933 Act applicable to it with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement or supplement to the prospectus;

                  (c) Furnish to such Shareholder, without charge, such number of conformed copies of the registration statement and any post-effective amendment thereto, as such Shareholder may reasonably request, and such number of copies of the prospectus (including each preliminary prospectus) and any amendments or supplements thereto, and any documents incorporated by reference therein as the Shareholder or underwriter or underwriters, if any, may request in order to facilitate the disposition of the securities being sold by the Shareholder (it being understood that the Company consents to the use of the prospectus and any amendment or supplement thereto by the Shareholder covered by the registration statement and the underwriter or underwriters, if any, in connection with the offering and sale of the securities covered by the prospectus or any amendments or supplements thereto);

                  (d) Notify such Shareholder, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, when the Company becomes aware of the happening of any event as a result of which the prospectus included in such registration statement (as then in effect) contains any untrue statement of material fact or omits to state a material fact necessary to make the statements therein (in the case of the prospectus or any preliminary prospectus, in light of the circumstances under which they were made) not misleading and, as promptly as practicable thereafter, prepare and file with the Commission and furnish a supplement or amendment to such prospectus so that, as thereafter delivered to the investors of such securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (e) In the case of an underwritten offering, enter into such customary agreements (including underwriting agreements in customary form) and make members of senior management of the Company available on a basis reasonably requested by the underwriters to participate in, "road show" and other customary marketing activities (including one-on-one meetings with prospective purchasers of the Registrable Securities) and cause to be delivered to the underwriters reasonable opinions of counsel to the Company in customary form, covering such matters as are customarily covered by opinions for an underwritten public offering as the underwriters may reasonably request and addressed to the underwriters;

                  (f) Make available, for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to a registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent that are necessary to be reviewed by such person in connection with the preparation of such registration statement;

                  (g) If requested, cause to be delivered, immediately prior to the effectiveness of the registration statement (and, in the case of an underwritten offering, at the time of delivery of any Registrable Securities sold pursuant thereto), letters from the Company's independent certified public accountants addressed to each selling Shareholder (unless such selling Shareholder does not provide to such accountants the appropriate representation letter required by rules governing the accounting profession) and each underwriter, if any, stating that such accountants are independent public accountants within the meaning of the 1933 Act and the applicable rules and regulations adopted by the Commission thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent certified public accountants delivered in connection with primary or secondary underwritten public offerings, as the case may be;

                  (h) Provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of the registration statement;

                  (i) Use its best efforts to cause all securities included in such registration statement to be listed, by the date of the first sale of securities pursuant to such registration statement, on any national securities exchange, quotation system or other market on which the Common Stock is then listed or proposed to be listed by the Company, if any;

                  (j) Make generally available to its security holders an earnings statement, which need not be audited, satisfying the provisions of Section 11(a) of the 1933 Act as soon as reasonably practicable after the end of the twelve (12)-month period beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the registration statement, which statement shall cover said twelve (12)-month period;

                  (k) After the filing of a registration statement, (i) promptly notify each Shareholder holding Registrable Securities covered by such registration statement of any stop order issued or, to the Company's knowledge, threatened by the Commission and of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction and (ii) take all reasonable actions to obtain the withdrawal of any order suspending the effectiveness of the registration statement or the qualification of any Registrable Securities at the earliest possible moment;

                  (l) Subject to the time limitations specified in paragraph (b) above, if requested by the managing underwriter or underwriters or such Shareholder, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters or the Shareholder reasonably requests to be included therein, including, without limitation, with respect to the number of shares being sold by the Shareholder to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any term of the underwritten offering of the securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

                  (m) As promptly as practicable after filing with the Commission of any document which is incorporated by reference into a registration statement, deliver a copy of such document to such Shareholder;

                  (n) On or prior to the date on which the registration statement is declared effective, use its best efforts to register or qualify, and cooperate with such Shareholder, the underwriter or underwriters, if any, and their counsel in connection with the registration or qualification of, the securities covered by the registration statement for offer and sale under the securities or blue sky laws of each state and other jurisdiction of the United States as the Shareholder or managing underwriter or underwriters, if any, requests in writing, to use its best efforts to keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the Effectiveness Period do any and all other acts or things necessary or advisable to enable the disposition in all such jurisdictions of the Registrable Securities covered by the applicable registration statement; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

                  (o) Cooperate with such Shareholder and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, may request; and

                  (p) Use its best efforts to cause the securities covered by the registration statement to be registered with or approved by such other governmental agencies, authorities or self-regulatory bodies within the United States as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities.

                  At all times after an Initial Public Offering, the Company shall file all reports required to be filed by it under the 1933 Act and the 1934 Act and the rules and regulations adopted by the Commission thereunder, and take such further action as any Shareholders may reasonably request, all to the extent required to enable such Shareholders to be eligible to sell Registrable Securities pursuant to Rule 144 (or any similar rule then in effect).

                  The Shareholders, upon receipt of any notice from the Company of the happening of any event of the kind described in subsection (d) of this
Section 5.03, will forthwith discontinue disposition of the securities until the Shareholders' receipt of the copies of the supplemented or amended prospectus contemplated by subsection (d) of this Section 5.03 or until it is advised in writing (the "Advice") by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, each Shareholder will, or will request the managing underwriter or underwriters, if any, to, deliver, to the Company (at the Company's expense) all copies, other than permanent file copies then in such Shareholder's possession, of the prospectus covering such securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time periods mentioned in subsections (a), (b) and (n) of this Section 5.03 shall be extended by the number of days during the period from and including any date of the giving of such notice to and including the date when each seller of securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by subsection (d) of this
Section 5.03 hereof or the Advice.

                  SECTION 5.04. Registration Expenses. (a) Subject to Section 5.02(c), in the case of any Registration, the Company shall bear all expenses incident to the Company's performance of or compliance with Sections 5.01, 5.02 and 5.03 of this Agreement, including, without limitation, all Commission and stock exchange or National Association of Securities Dealers, Inc. registration and filing fees and expenses, fees and expenses of compliance with securities or blue sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), rating agency fees, printing expenses, messenger, telephone and delivery expenses, fees and disbursements of counsel for the Company and all independent certified public accountants and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities (but not including any underwriting discounts or commissions, or transfer taxes, if any, attributable to the sale of Registrable Securities by a Piggyback Holder or Holder or fees and expenses of more than one counsel representing the Shareholders selling Registrable Securities under such Registration).

                  (b) In connection with each registration initiated hereunder (whether a Demand Registration or a Piggyback Registration), the Company shall reimburse the holders covered by such registration or sale for the reasonable fees and disbursements of one law firm chosen by the holders of a majority of the number of shares of Registrable Securities included in such registration.

                  (c) The obligation of the Company to bear the expenses described in Section 5.04(b) and to reimburse the holders for the expenses described in Section 5.04(b) shall apply irrespective of whether a registration, once properly demanded, if applicable, becomes effective, is withdrawn or suspended, or is converted to another form of registration and irrespective of when any of the foregoing shall occur; provided, however, that the expenses for any registration statement withdrawn pursuant to 5.02(c) prior to its effectiveness at the request of a Holder (unless withdrawn following and due to a Delay Notice), any registration statement withdrawn solely at the request of a Holder, or any supplements or amendments to a registration statement or prospectus resulting from a misstatement furnished to the Company by a Holder, shall be borne by such Holder.

                  SECTION 5.05.  Indemnification.

                  (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Shareholder, its officers, directors, Affiliates and agents and each Person who controls (within the meaning of the 1933 Act or the 1934 Act) the Shareholder, including, without limitation any general partner or manager of any thereof, against all losses, claims, damages, liabilities and expenses (including reasonable counsel fees and disbursements) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto, in which such Shareholder participates in an offering of Registrable Securities or in any document incorporated by reference therein or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus or any preliminary prospectus, in light of the circumstances under which they were made) not misleading, except insofar as the same are made in reliance on and in conformity with any information with respect to such Shareholder furnished in writing to the Company by such Shareholder expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Shareholder from whom the Person asserting such loss, claim, damage or liability purchased the securities if it is determined that such loss, claim, damage or liability was caused by such Shareholder's failure to deliver to such Shareholder's immediate purchaser a current copy of the prospectus (if the current copy of the prospectus was required by applicable law to be so delivered) after the Company has furnished such Shareholder with a sufficient number of copies of such prospectus. The Company will also indemnify underwriters (as such term is defined in the 1933
Act), their officers and directors and each Person who controls such underwriters (within the meaning of the 1933 Act) to the same extent as provided above with respect to the indemnification of the Shareholders.

                  (b) Indemnification by the Shareholders. In connection with any registration statement in which a Shareholder is participating, each such Shareholder will furnish to the Company in writing such information and affidavits with respect to such Shareholder as the Company reasonably requests for use in connection with any registration statement or prospectus covering the Registrable Securities of such Shareholder and to the extent permitted by law agrees to indemnify and hold harmless the Company, its directors, officers and agents and each Person who controls (within the meaning of the 1933 Act or the 1934 Act) the Company, against any losses, claims, damages, liabilities and expenses arising out of or based upon any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements in the registration statement or prospectus or preliminary prospectus (in the case of the prospectus or preliminary prospectus, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is made in reliance on and in conformity with the information or affidavit with respect to such Shareholder so furnished in writing by such Shareholder expressly for use in the registration statement or prospectus; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Shareholders and the liability of each such Shareholder shall be in proportion to and limited to the net amount received by such Shareholder from the sale of Registrable Securities pursuant to a registration statement in accordance with the terms of this Agreement. The indemnity agreement contained in this Section 5.05 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of such seller (which consent shall not be unreasonably withheld or delayed). The Company and the holders of the Registrable Securities hereby acknowledge and agree that, unless otherwise expressly agreed to in writing by such holders, the only information furnished or to be furnished to the Company for use in any registration statement or prospectus relating to the Registrable Securities or in any amendment, supplement or preliminary materials associated therewith are statements specifically relating to (a) transactions or the relationship between such holder and its Affiliates, on the one hand, and the Company, on the other hand, (b) the beneficial ownership of shares of Common Stock by such holder and its Affiliates, (c) the name and address of such holder and (d) any additional information about such holder or the plan of distribution (other than for an underwritten offering) required by law or regulation to be disclosed in any such document.

                  (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest may exist between such indemnified and indemnifying parties with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. The failure to so notify the indemnifying party shall not relieve the indemnifying party from any liability hereunder with respect to the action, except to the extent that such indemnifying party is materially prejudiced by the failure to give such notice; provided, however, that any such failure shall not relieve the indemnifying party from any other liability which it may have to any other party. No indemnifying party in the defense of any such claim or litigation, shall, except with the consent of such indemnified party, which consent shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party there may be one or more legal or equitable defenses available to such indemnified party which are in addition to or may conflict with those available to any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels; provided, however, that such number of additional counsel must be reasonably acceptable to the indemnifying party.

                  (d) Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) of this Section 5.05 is unavailable to an indemnified party as contemplated by the preceding paragraphs
(a) and (b) of this Section 5.05, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. In no event shall the liability of any selling Shareholder be greater in amount than the amount of net proceeds received by such Shareholder upon such sale or the amount for which such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided in paragraph (b) of this
Section 5.05 had been available.

                  SECTION 5.06. 1934 Act Reports. The Company agrees that at all times after it has filed a registration statement pursuant to the requirements of the 1933 Act relating to any class of equity securities of the Company, it will use its best efforts to file in a timely manner all reports required to be filed by it pursuant to the 1934 Act to the extent the Company is required to file such reports. Notwithstanding the foregoing, the Company may deregister any class of its equity securities under Section 12 of the 1934 Act or suspend its duty to file reports with respect to any class of its securities pursuant to
Section 15(d) of the 1934 Act if it is then permitted to do so pursuant to the 1934 Act and rules and regulations thereunder.

                  SECTION 5.07. Holdback Agreements. (a) Whenever the Company proposes to register any of its equity securities under the 1933 Act for its own account (other than on Form S-4 or S-8 or any similar successor form or another form used for a purpose similar to the intended use of such forms) or is required to use its best efforts to effect the registration of any Registrable Securities under the 1933 Act pursuant to Section 5.01 or 5.02, each holder of Registrable Securities agrees by acquisition of such Registrable Securities not to effect any sale or distribution, including any sale pursuant to Rule 144 under the 1933 Act, or to request registration under Section 5.02 of any Registrable Securities within 10 days prior to and 90 days (unless advised by the managing underwriter that a longer period, not to exceed 180 days, is required, or such shorter period as the managing underwriter for any underwritten offering may agree) after the effective date of the registration statement relating to such registration, except as part of such registration or unless in the case of a private sale or distribution, the transferee agrees in writing to be subject to this Section 5.07. If requested by such managing underwriter, each holder of Registrable Securities agrees to execute a holdback agreement, in customary form, consistent with the terms of this Section 5.07(a). Notwithstanding the foregoing, no Shareholder will be restricted from selling any Registrable Securities if such Shareholder was not able to sell all of its Registrable Securities pursuant to such registration statement or such Shareholder and its Affiliates beneficially own a number of shares of Common Stock as of such date of determination equal to less than three percent (3%) of the outstanding Common Stock of the Company.

                  (b) The Company agrees not to effect any sale or distribution of any of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities within the 10 days prior to and during the 90 days (unless advised by the managing underwriter that a longer period, not to exceed 180 days, is required, or such shorter period as the managing underwriter for any underwritten offering may agree) beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or S-4 or any successor forms thereto), except that such restriction shall not prohibit (i) grants of employee stock options or other issuances of Capital Stock pursuant to the terms of a Company employee benefit plan, issuances by the Company of Capital Stock pursuant to the exercise of such options or the exercise of any other employee stock options outstanding on the date hereof, (ii) the Company from issuing shares of Capital Stock in private placements pursuant to Section 4(2) of the 1933 Act or in connection with a strategic alliance, or (iii) the Company from publicly announcing its intention to issue, or actually issuing, shares of Capital Stock to shareholders of another entity as consideration for the Company's acquisition of, or merger with, such entity. In addition, upon the request of the managing underwriter, the Company shall use its best efforts to cause each holder of its equity securities or any securities convertible into or exchangeable or exercisable for any of such securities whether outstanding on the date of this Agreement or issued at any time after the date of this Agreement (other than any such securities acquired in a public offering), to agree not to effect any such public sale or distribution of such securities during such period, except as part of any such registration if permitted, and to cause each such holder to enter into a similar agreement to such effect with the Company.

                  SECTION 5.08. Participation in Registrations. No Shareholder may participate in any Registration hereunder which is underwritten unless such Shareholder (a) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements, and (b) completes and executes all questionnaires, powers of attorney, underwriting agreements and other documents customarily required under the terms of such underwriting arrangements.

                  SECTION 5.09. Remedies. Each Shareholder shall have the right and remedy to have the provisions of Sections 5.01 and 5.02 specifically enforced by any court having jurisdiction in the event that the Company materially breaches such provisions, and the Company shall reimburse such Shareholder for the reasonable costs of and expenses for counsel for such Shareholder incurred in connection with such proceeding.

                  SECTION 5.10. Other Registration Rights. The Company will not grant any Person any demand or piggyback registration rights with respect to the Capital Stock of the Company other than registration rights that would not be in conflict or inconsistent with the rights of the Shareholders as set forth in this Article V.

                  SECTION 5.11. Rule 144. The Company shall file any reports required to be filed by it under the 1933 Act and the 1934 Act and the rules and regulations adopted by the Commission thereunder, and it will take such further action as any holder may reasonably request to make available adequate current public information with respect to the Company meeting the current public information requirements of Rule 144(c) under the 1933 Act, to the extent required to enable such holder to sell Registrable Securities without registration under the 1933 Act within the limitation of the exemptions provided by (i) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission. Notwithstanding the foregoing, nothing in this Section 5.11 shall be deemed to require the Company to register any of its securities pursuant to the 1934 Act.

                                   ARTICLE VI

                  RIGHTS OF HOLDERS OF CLASS A pREFERRED STOCK

                  SECTION 6.01. Series A Preferred Stock. For so long as Company Shareholder or one of its Affiliates is the direct or indirect beneficial owner of at least $10.0 million in liquidation preference of Class A Preferred Stock, the Company will not (1) register for sale in any underwritten public offering any shares of Common Stock beneficially owned by Sponsor and its Affiliates or
(2) redeem or repurchase any shares of Common Stock beneficially owned by Sponsor and its Affiliates out of the proceeds of any underwritten public offering by the Company, in any such case, without optionally redeeming or repurchasing all of the shares of Class A Preferred Stock owned by Company Shareholder and its Affiliates; provided, however, that if the Company has no such right to optionally redeem or repurchase all of the shares of Class A Preferred Stock, then the Company, at its option, may offer to purchase for cash all of the Class A Preferred Stock held by Company Shareholder and its Affiliates at a price equal to the liquidation preference of the Class A Preferred Stock, together with cumulated and unpaid dividends. The provisions of this Section 6.01 will no longer be operative once the Company has made such offer regardless of whether or not the Company Shareholder sells any shares of Class A Preferred Stock pursuant to such offer unless such offer is not effected because the Company does not purchase the shares of Class A Common Stock which Company Shareholder has requested be purchased.

                  SECTION 6.02. Management Fee. For so long as Company Shareholder or any of its Affiliates is the direct or indirect beneficial owner of any Class A Preferred Stock, Sponsor agrees that any management fee due and owning to Sponsor by the Company will accrue but not be payable if at any time there are cumulated and unpaid dividends in respect of the Class A Preferred Stock.

                                   ARTICLE VII

                                  MISCELLANEOUS

                  SECTION 7.01. Notices. All notices, requests and other communications to any party, hereunder shall be in writing (including bank wire, telex, facsimile or similar writing) and shall be given to such party at its address or telex or facsimile number set forth on the signature pages hereof or in the relevant Joinder Agreement or such other address or telex or facsimile number as such party may hereafter specify in writing to the Secretary of the Company for the purpose by notice to the party sending such communication. Each such notice, request or other communication shall be effective (i) if given by telex or facsimile, when such message is transmitted to the number specified on the signature pages to this Agreement or any Joinder Agreement, (ii) if given by mail, three (3) business days after such communication is deposited in the mails registered or certified, return receipt requested, with postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered at the address specified on the signature pages to this Agreement or any Joinder Agreement.

                  SECTION 7.02. Binding Effect; Benefits; Entire Agreement. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein. This Agreement constitutes the entire agreement and understanding, and supersedes all prior agreements and understandings, both oral and written, between the parties hereto relating to the subject matter hereof.

                  SECTION 7.03. Waiver. Any party hereto may by written notice to the other (a) extend the time for the performance of any of the obligations or other actions of any other party under this Agreement; (b) waive compliance with any of the conditions or covenants of any other party contained in this Agreement; and (c) waive or modify performance of any of the obligations of any other party under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by any party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

                  SECTION 7.04. Amendment. Other than as a result of the execution and delivery of a Joinder Agreement, this Agreement may not be amended, modified or supplemented in any respect except by a written instrument executed by each Shareholder and the Company; provided that this Agreement may be amended and restated or amended without consent of Shareholders for the addition of new shareholders after the date hereof if such addition does not adversely affect the rights of the Shareholders (it being agreed that the provision of demand registration rights and piggyback registration rights and tag-along rights on an equal basis with HIP Co-Investors will not constitute an adverse affect).

                  SECTION 7.05. Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or any Shareholder except as otherwise expressly stated hereunder or with the prior written consent of each other party. A Direct Permitted Transferee who executes a Joinder Agreement in accordance with the provisions hereof may be assigned any rights available hereunder (other than Section 4.06). All of the rights offered a Shareholder under this Agreement who executes a Joinder Agreement are assignable to a Transferee, except for the rights set forth in Sections 4.05, 4.06, 4.07, 4.08, 4.09, 4.10 and 5.02 (other than certain rights granted to CSFB pursuant to Section 5.02). The rights set forth in Sections 4.04 and 5.02 are assignable to a Transferee who executes a Joinder Agreement to the extent provided in Section
4.04 and 5.02(g), respectively.

                  SECTION 7.06. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law that would require the application of the laws of another jurisdiction, and the parties irrevocably submit to (and waive immunity from) the jurisdiction of the federal and state courts located in the County of New York in the State of New York.

                  SECTION 7.07. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any state or federal court of New York (this being in addition to any other remedy to which they are entitled at law or in equity), and each party hereto agrees to waive in any action for such enforcement the defense that a remedy at law would be adequate.

                  SECTION 7.08. Severability. If any provision of this Agreement is declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of the Agreement will not be affected and will remain in full force and effect.

                  SECTION 7.09. Additional Securities Subject to Agreement. Each Shareholder agrees that any other shares of Common Stock of the Company which it hereafter acquires by means of a stock split, stock dividend, distribution, exercise of options or warrants or otherwise (other than pursuant to a public offering) whether by merger, consolidation or otherwise (including shares of a surviving corporation into which the shares of Common Stock of the Company are exchanged in such transaction) will be subject to the provisions of this Agreement to the same extent as if held on the date hereof, including for purposes of constituting Registrable Securities hereunder.

                  SECTION 7.10. Name Change. For the benefit of Company Shareholder, the Company agrees to change its corporate name (but not the trade names used by its businesses) to exclude "Masco" or a derivation thereof from its corporate name prior to consummating an Initial Public Offering of its Common Stock.

                  SECTION 7.11. Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                  SECTION 7.12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

                  SECTION 7.13. Termination of Certain Provisions. The provisions of this Agreement set forth in Sections 3.01, 3.02, 4.01, 4.02, 4.03, 4.04(b) (except as it relates to CSFB and Company Shareholder), 4.04(d) (except as it relates to CSFB and Company Shareholder) and 4.09 will terminate and be of no force and effect upon the occurrence of a Qualifying Public Equity Offering. The provisions of this Agreement set forth in Sections 4.04(a) (except as it relates to CSFB and Company Shareholder) and 4.05 will terminate and be of no force and effect upon the occurrence of an Initial Public Offering. The provisions of this Agreement set forth in Sections 4.04 (insofar as it relates to CSFB and Company Shareholder), 4.06, 4.07, 4.08 and 4.10 will terminate as to a particular Shareholder as set forth in such section.

                  SECTION 7.14. ERISA Matters. The Company agrees to give Sponsor the rights set forth in Sections 4.07 and 4.08 to the extent Sponsor does not have the ability to designate a Person to the Board of Directors of the Company and failure to have the rights set forth in Section 4.07 or 4.08 would cause Sponsor to have an ERISA Problem. For purposes of this Section 7.14, "ERISA Problem" means that the assets of Sponsor and its Affiliates would be considered "Plan Assets" within the meaning of 29 CFR 2510.3-101 due to the fact that Sponsor and its Affiliates do not have the rights specified in Section 4.07 or 4.08.

                  SECTION 7.15. Regulatory Cooperation. If any Shareholder reasonably determines that, by reason of any existing or future federal or state rule, regulation, guideline, order, request or directive (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) (collectively, a "Regulatory Requirement"), it is effectively restricted or prohibited from holding any of the shares of Common Stock (including any shares of Capital Stock or other securities distributable in any merger, reorganization, readjustment or other reclassification of such shares), the Company and the other Shareholders shall take such action as may be reasonably necessary to permit such Shareholder to comply with such Regulatory Requirement; provided, that no such action pursuant to this Section 7.15 shall adversely affect the Company, the rights of the other Shareholders hereunder or the rights, preferences, qualifications and limitations of any Capital Stock of the Company held by the other Shareholders; provided, further that neither the Company nor any Shareholder shall be required to purchase any of such shares of Common Stock as a result of such Regulatory Requirement. Such reasonable action to be taken may include the Company's authorization of one or more new classes of non-voting common stock that is otherwise substantially identical to the Common Stock then owned by such Shareholder and the amendment of the Company's certificate of incorporation or any other documents or instruments executed in connection with the shares held by such Shareholder. Such Shareholder shall give written notice to the Company and the other Shareholders of any such determination and the actions necessary to comply with such Regulatory Requirement, and the Company and such other Shareholders shall take all reasonably necessary steps to comply with such determination as expeditiously as possible.

                  SECTION 7.16. Publicity. None of the parties hereto shall issue any press release or make any public disclosure regarding the transactions contemplated hereby unless such press release or public disclosure shall be approved by those parties mentioned in such press release or public disclosure in advance. Notwithstanding the foregoing, each of the parties hereto may, in documents required to be filed by it with the Commission or other regulatory bodies, make such statements with respect to the transactions contemplated hereby as each may be advised by counsel is legally necessary or advisable, and may make such disclosure as it is advised by its counsel is required by law.

                  SECTION 7.17. Expenses. The Company agrees, if the Transactions are consummated, to reimburse each Qualified Investor for all reasonable out-of-pocket expenses arising in connection with the Transactions promptly (including, without limitation, and, in any event, within 30 days after any invoice or other statement or notice), including all reasonable documented fees and expenses of counsel to such Qualified Investor incurred in connection with this Agreement and the transactions contemplated hereby and all reasonable out-of-pocket expenses incurred by such Qualified Investor for so long as such Person is a Qualified Investor in connection with the monitoring of its equity investment in the Company.

                            [Signature Pages Follow]

                  IN WITNESS WHEREOF, the Company and each Shareholder have executed this Agreement as of the day and year first above written.

                                MASCOTECH, INC.



                                By:    /s/ David B. Liner
                                       ---------------------------
                                       Name:  David B. Liner
                                       Title:    Vice President


                                Notices:

                                21001 Van Born Road
                                Taylor, Michigan  48140
                                Attention: Chairman of the Board and
                                           General Counsel
                                Facsimile: (313) 792-4107


                                With a copy to:

                                Cahill Gordon & Reindel
                                80 Pine Street
                                New York, New York  10005
                                Attention: Jonathan A. Schaffzin, Esq.
                                Facsimile: (212) 269-5420

                                MASCO CORPORATION



                                By:    John R. Leekley
                                       ---------------------------
                                       Name:  John R. Leekley
                                       Title: Senior Vice President


                                Notices:



                                21001 Van Born Road
                                Taylor, Michigan  48140
                                Attention: Chairman of the Board and
                                           General Counsel
                                Facsimile: (313) 792-4107


                                With a copy to:

                                Honigman Miller Schwartz and Cohn
                                2290 First National Building
                                Detroit, Michigan  48226
                                Attention: Alan Stuart Schwartz, Esq.
                                Facsimile: (313) 465-7575

                                RICHARD A. MANOOGIAN



                                By:    /s/ Richard A. Manoogian
                                       ---------------------------

                                Notices:
                                Richard A. Manoogian
                                c/o Masco Corporation
                                21001 Van Born Road
                                Taylor, Michigan  48140
                                Attention: Richard A. Manoogian
                                Facsimile: (313) 792-6134

                                with a copy to:

                                Bodman Longley & Dahling LLP
                                100 Renaissance Center
                                Detroit, Michigan  48243
                                Attention: David M. Hempstead, Esq.
                                Facsimile: (313) 393-7579

                                RICHARD AND JANE MANOOGIAN
                                    FOUNDATION


                                By:    /s/ Richard A. Manoogian
                                       ---------------------------
                                       Name:  Richard A. Manoogian
                                       Title: President

                                Notices:

                                Richard and Jane Manoogian Foundation
                                c/o Masco Corporation
                                21001 Van Born Road
                                Taylor, Michigan  48140
                                Attention: Richard A. Manoogian
                                Facsimile: (313) 792-6134

                                with a copy to:

                                Eugene A. Gargaro, Jr., Esq.
                                c/o Masco Corp.
                                21001 Van Born Road
                                Taylor, Michigan  48140
                                Facsimile: (313) 792-6289

HEARTLAND ENTITY:


                                HEARTLAND INDUSTRIAL PARTNERS, L.P.


                                By:  Heartland Industrial Associates L.L.C.,
                                        its General Partner

                                By:    /s/ David A. Stockman
                                       ---------------------------
                                       Name:  David A. Stockman
                                       Title: Managing Member

                                Notices:

                                Heartland Industrial Partners, L.P.
                                320 Park Avenue, 33rd Floor
                                New York, New York  10022
                                Attention: David A. Stockman
                                Facsimile: (212) 981-3535

                                and

                                55 Railroad Avenue
                                Greenwich, Connecticut  06830
                                Attention: David A. Stockman
                                Facsimile: (203) 861-2722

                                With a copy to:

                                Cahill Gordon & Reindel
                                80 Pine Street
                                New York, New York  10005
                                Attention: Jonathan A. Schaffzin, Esq.
                                Facsimile: (212) 269-5420

HEARTLAND ENTITY:


                                HEARTLAND INDUSTRIAL PARTNERS (FF), L.P.


                                By:  Heartland Industrial Associates L.L.C.,
                                        its General Partner



                                By:    /s/ David A. Stockman
                                       ---------------------------
                                       Name:  David A. Stockman
                                       Title: Managing Member

                                Notices:

                                Heartland Industrial Partners, L.P.
                                320 Park Avenue, 33rd Floor
                                New York, New York  10022
                                Attention: David A. Stockman
                                Facsimile: (212) 981-3535

                                and

                                55 Railroad Avenue
                                Greenwich, Connecticut  06830
                                Attention: David A. Stockman
                                Facsimile: (203) 861-2722

                                With a copy to:

                                Cahill Gordon & Reindel
                                80 Pine Street
                                New York, New York  10005
                                Attention: Jonathan A. Schaffzin, Esq.
                                Facsimile: (212) 269-5420

HEARTLAND ENTITY:


                                HEARTLAND INDUSTRIAL PARTNERS (E1), L.P.


                                By:  Heartland Industrial Associates L.L.C.,
                                        its General Partner


                                By:    /s/ David A. Stockman
                                       ---------------------------
                                       Name:  David A. Stockman
                                       Title: Managing Member:

                                Notices:

                                Heartland Industrial Partners, L.P.
                                320 Park Avenue, 33rd Floor
                                New York, New York  10022
                                Attention: David A. Stockman
                                Facsimile: (212) 981-3535

                                and

                                55 Railroad Avenue
                                Greenwich, Connecticut  06830
                                Attention: David A. Stockman
                                Facsimile: (203) 861-2722

                                With a copy to:

                                Cahill Gordon & Reindel
                                80 Pine Street
                                New York, New York  10005
                                Attention: Jonathan A. Schaffzin, Esq.
                                Facsimile: (212) 269-5420

HEARTLAND ENTITY:


                                HEARTLAND INDUSTRIAL PARTNERS (K1), L.P.


                                By:  Heartland Industrial Associates L.L.C.,
                                        its General Partner


                                By:    /s/ David A. Stockman
                                       ---------------------
                                       Name:  David A. Stockman
                                       Title: Managing Member

                                Notices:

                                Heartland Industrial Partners, L.P.
                                320 Park Avenue, 33rd Floor
                                New York, New York  10022
                                Attention: David A. Stockman
                                Facsimile: (212) 981-3535

                                and

                                55 Railroad Avenue
                                Greenwich, Connecticut  06830
                                Attention: David A. Stockman
                                Facsimile: (203) 861-2722

                                With a copy to:

                                Cahill Gordon & Reindel
                                80 Pine Street
                                New York, New York  10005
                                Attention: Jonathan A. Schaffzin, Esq.
                                Facsimile: (212) 269-5420

HEARTLAND ENTITY:


                                HEARTLAND INDUSTRIAL PARTNERS (C1), L.P.


                                By:  Heartland Industrial Associates L.L.C.,
                                        its General Partner


                                By:    /s/ David A. Stockman
                                       ---------------------
                                       Name:  David A. Stockman
                                       Title: Managing Member:


                                Notices:

                                Heartland Industrial Partners, L.P.
                                320 Park Avenue, 33rd Floor
                                New York, New York  10022
                                Attention: David A. Stockman
                                Facsimile: (212) 981-3535

                                and

                                55 Railroad Avenue
                                Greenwich, Connecticut  06830
                                Attention: David A. Stockman
                                Facsimile: (203) 861-2722

                                With a copy to:

                                Cahill Gordon & Reindel
                                80 Pine Street
                                New York, New York  10005
                                Attention: Jonathan A. Schaffzin, Esq.
                                Facsimile: (212) 269-5420

                                LONG POINT CAPITAL PARTNERS, L.L.C.



                                By:    /s/ Ira Starr
                                       ---------------------------
                                       Name:  Ira Starr
                                       Title: Managing Director


                                Notices:

                                767 Fifth Avenue
                                New York, New York  10153
                                Attention: Ira Starr
                                Facsimile: (212) 593-1888

                                With a copy to:
                                Proskauer Rose LLP
                                1585 Broadway
                                New York, NY  10036-8299
                                Attention: Peter Samuels, Esq.
                                Facsimile: (212) 969-2900

                                CRM 1999  ENTERPRISE FUND, LLC



                                By:    /s/ Jay Abramson
                                       ----------------------------------
                                       Name:  Jay Abramson
                                       Title: Exec. VP of Managing Member


                                Notices:

                                520 Madison Avenue
                                32nd Floor
                                New York, NY  10022
                                Attention: Edward Azimi
                                Facsimile: (212) 371-3562

HIP CO-INVESTOR:

                                KLEINWORT BENSON HOLDINGS, INC.



                                By:    /s/ Iain Leigh
                                       ----------------------------------
                                       Name:  Iain Leigh
                                       Title: Authorized Person


                                By:    /s/ John Walker
                                       ----------------------------------
                                       Name:  John Walker
                                       Title: Authorized Person

                                Notices:

                                75 Wall Street
                                34th Floor
                                New York, NY  10005
                                Attention: Alexander P. Coleman
                                           Adam Lichtenstein
                                Facsimile: (212) 429-3139

                                With a copy to

                                Kirkland & Ellis
                                153 East 53rd Street
                                39th Floor
                                New York, NY  10022
                                Attention: Eunu Chun
                                Facsimile: (212) 446-4900

HIP CO-INVESTOR:

                                75 WALL STREET ASSOCIATES, LLC


                                By:  Kleinwort Benson (USA), Inc.
                                Its:  Attorney-in-Fact


                                By:    /s/ Iain Leigh
                                       ----------------------------------
                                       Name:  Iain Leigh
                                       Title: Authorized Person

                                By:    /s/ John Walker
                                       ----------------------------------
                                       Name:  John Walker
                                       Title: Authorized Person

                                Notices:

                                75 Wall Street
                                34th Floor
                                New York, NY  10005
                                Attention: Alexander P. Coleman
                                           Adam Lichtenstein
                                Facsimile: (212) 429-3139

                                With a copy to

                                Kirkland & Ellis
                                153 East 53rd Street
                                39th Floor
                                New York, NY  10022
                                Attention: Eunu Chun
                                Facsimile: (212) 446-4900

HIP CO-INVESTOR:

                                METROPOLITAN LIFE INSURANCE
                                   COMPANY



                                By:    /s/ James A. Wiviott
                                       ----------------------------------
                                       Name:  James A. Wiviott
                                       Title: Director

                                Notices:

                                Metropolitan Life Insurance Company
                                Corporate Equities
                                334 Madison Avenue
                                Convent Station, NJ  07961
                                Attention: Susan M. Garret
                                Facsimile: (973) 254-3055

                                With a copy to:

                                Metropolitan Life Insurance Company
                                One Madison Avenue
                                New York, NY  10010
                                Attention: Todd S. Shenkin, Esq. (Law, Area 6H)
                                Facsimile: (212) 251-1673

                                and

                                Metropolitan Life Insurance Company
                                4100 Boy Scout Boulevard
                                Tampa, FL  33607
                                Attention: Desiree DiSalvo - Securities
                                           Accounting
                                Facsimile: (813) 801-2506

HIP CO-INVESTOR:

                                FIRST UNION CAPITAL PARTNERS, LLC


                                By:    /s/ A. Wellford Tabor
                                       ----------------------------------
                                       Name:  A. Wellford Tabor
                                       Title: Principal

                                Notices:

                                First Union Capital Partners
                                One First Union Center, 12th Floor
                                301 South College Street
                                Charlotte, NC  28288-0732
                                Attention: A. Wellford Tabor
                                Facsimile: (704) 374-6711

                                With a copy to:

                                Kennedy Covington Lobdell & Hickman, L.L.P.
                                100 North Tryon Street, Suite 4200
                                Charlotte, NC  28202-4006
                                Attention: Kevin P. Stichter
                                Facsimile: (704) 331-7598

HIP CO-INVESTOR:

                                GE CAPITAL EQUITY INVESTMENTS, INC.


                                By:    /s/ William R. Kraus
                                       ----------------------------------
                                       Name:  William R. Kraus
                                       Title: SVP


                                Notices:

                                GE Capital Equity Investments, Inc.
                                120 Long Ridge Road
                                Stamford, CT  06927
                                Attention: Barbara J. Gould, Esq.
                                Facsimile: (203) 357-3047
                                Attention: William R. Kraus
                                Facsimile: (203) 357-6426

                                With a copy to:

                                Winston & Strawn
                                200 Park Avenue
                                New York, NY  10166
                                Attention: David B. Hertzog, Esq.
                                Facsimile: (212) 294-4700

HIP CO-INVESTOR:

                                CREDIT SUISSE FIRST BOSTON
                                   U.S. EXECUTIVE ADVISORS, L.P.

                                By:    /s/ Hartley R. Rogers
                                       ----------------------------------
                                       Name:  Hartley R. Rogers
                                       Title: Attorney-in-Fact


                                Notices:

                                Credit Suisse First Boston
                                U.S. Executive Advisors, L.P.
                                c/o Credit Suisse First Boston Advisory
                                Partners, LLC
                                Eleven Madison Avenue
                                New York, New York  10010
                                Attention: Hartley R. Rogers
                                Facsimile: (212) 325-2291

                                With a copy to:

                                Skadden, Arps, Slate, Meagher & Flom LLP
                                Four Times Square
                                New York, New York  10036
                                Attention: Eileen T. Nugent
                                Facsimile: (212) 735-2000

HIP CO-INVESTOR:

                                CREDIT SUISSE FIRST BOSTON EQUITY
                                   PARTNERS (BERMUDA), L.P.

                                By:    /s/ Hartley R. Rogers
                                       ----------------------------------
                                       Name:  Hartley R. Rogers
                                       Title: Attorney-in-Fact


                                Notices:

                                Credit Suisse First Boston Equity Partners
                                (Bermuda), L.P.
                                c/o Credit Suisse First Boston Advisory
                                Partners, LLC
                                Eleven Madison Avenue
                                New York, New York  10010
                                Attention: Hartley R. Rogers
                                Facsimile: (212) 325-2291

                                With a copy to:

                                Skadden, Arps, Slate, Meagher & Flom LLP
                                Four Times Square
                                New York, New York  10036
                                Attention: Eileen T. Nugent
                                Facsimile: (212) 735-2000

HIP CO-INVESTOR:

                                CREDIT SUISSE FIRST BOSTON
                                   EQUITY PARTNERS, L.P.

                                By:    /s/ Hartley R. Rogers
                                       ----------------------------------
                                       Name:  Hartley R. Rogers
                                       Title: Attorney-in-Fact


                                Notices:

                                Credit Suisse First Boston Equity Partners, L.P. c/o Credit Suisse First Boston Advisory Partners, LLC
                                Eleven Madison Avenue
                                New York, New York  10010
                                Attention: Hartley R. Rogers
                                Facsimile: (212) 325-2291

                                With a copy to:

                                Skadden, Arps, Slate, Meagher & Flom LLP
                                Four Times Square
                                New York, New York  10036
                                Attention: Eileen T. Nugent
                                Facsimile: (212) 735-2000

HIP CO-INVESTOR:

                                EMA PARTNERS FUND 2000, L.P.



                                By:    /s/ Hartley R. Rogers
                                       ----------------------------------
                                       Name:  Hartley R. Rogers
                                       Title: Attorney-in-Fact


                                Notices:

                                EMA Partners Fund 2000, L.P.
                                c/o Credit Suisse First Boston Advisory
                                Partners, LLC
                                Eleven Madison Avenue
                                New York, New York  10010
                                Attention: Hartley R. Rogers
                                Facsimile: (212) 325-2291

                                With a copy to:

                                Skadden, Arps, Slate, Meagher & Flom LLP
                                Four Times Square
                                New York, New York  10036
                                Attention: Eileen T. Nugent
                                Facsimile: (212) 735-2000

                                EMA PRIVATE EQUITY FUND 2000, L.P.



                                By:    /s/ Hartley R. Rogers
                                       ----------------------------------
                                       Name:  Hartley R. Rogers
                                       Title: Attorney-in-Fact


                                EMA Private Equity Fund 2000, L.P.
                                c/o Credit Suisse First Boston Advisory
                                Partners, LLC
                                Eleven Madison Avenue
                                New York, New York  10010
                                Attention: Hartley R. Rogers
                                Facsimile: (212) 325-2291

                                With a copy to:

                                Skadden, Arps, Slate, Meagher & Flom LLP
                                Four Times Square
                                New York, New York  10036
                                Attention: Eileen T. Nugent
                                Facsimile: (212) 735-2000

                                MERCHANT CAPITAL, INC.



                                By:    /s/ Edward Nadel
                                       ----------------------------------
                                       Name:  Edward Nadel
                                       Title: Vice President

                                Merchant Capital, Inc.
                                Eleven Madison Avenue
                                New York, New York  10010
                                Attention: Edward Nadel
                                Facsimile: (212) 325-1659

HIP CO-INVESTOR:

                                BANCBOSTON CAPITAL INC.



                                By:    /s/ Mark H. DeBlois
                                       ----------------------------------
                                       Name:  Mark H. DeBlois
                                       Title: Managing Director


                                Notices:

                                BancBoston Capital Inc.
                                175 Federal Street, 10th Floor
                                Boston, MA  02210
                                Attention: Daniel C. Reese
                                Facsimile: (617) 434-1153


                                With a copy to:

                                Bingham Dana LLP
                                150 Federal Street
                                Boston, MA  02110-1726
                                Attention: Robert M. Wolf
                                Facsimile: (617) 951-8736

                                PRIVATE EQUITY PORTFOLIO FUND II, LLC


                                By:  Fleet Bank, NA, its Manager


                                By:    /s/ Glen Holland
                                       ----------------------------------
                                       Name:  Glen Holland
                                       Title: Director


                                Notices:

                                BancBoston Capital Inc.
                                175 Federal Street, 10th Floor
                                Boston, MA  02210
                                Attention: Daniel C. Reese
                                Facsimile: (617) 434-1153

                                With a copy to:

                                Bingham Dana LLP
                                150 Federal Street
                                Boston, MA  02110-1726
                                Attention: Robert M. Wolf
                                Facsimile: (617) 951-8736

                                                                       EXHIBIT A

                                JOINDER AGREEMENT


                  WHEREAS, the undersigned is acquiring simultaneously with the execution of this Agreement common stock (the "Common Stock"), par value $1.00 per share of MascoTech, Inc. (the "Company"); and

                  WHEREAS, as a condition to the acquisition of the Common Stock, the undersigned has agreed to join in a certain Stockholders Agreement (the "Stockholders Agreement") dated as of November 28, 2000 among MascoTech, Inc. and the Shareholders (as such term is defined in the Stockholders Agreement); and

                  WHEREAS, the undersigned understands that execution of this Agreement is a condition precedent to the acquisition of the Common Stock;

                  NOW, THEREFORE, as an inducement to both the transferor of the Common Stock and the other Shareholders (as such term is defined in the Stockholders Agreement), to Transfer (as such term is defined in the Stockholders Agreement) and to allow the Transfer of the Common Stock to the undersigned, the undersigned agrees as follows:

                  1. The undersigned hereby joins in the Stockholders Agreement and agrees to be bound by the terms and provisions of the Stockholders Agreement as provided by the Stockholders Agreement.

                  2. The undersigned hereby consents that the certificate or certificates to be issued to the undersigned representing the Common Stock shall be legended as follows:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR (ii) AN APPLICABLE EXEMPTION FROM REGISTRATION THEREUNDER. ANY SALE PURSUANT TO CLAUSE (ii) OF THE PRECEDING SENTENCE MUST BE ACCOMPANIED BY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH EXEMPTION FROM REGISTRATION IS AVAILABLE IN CONNECTION WITH SUCH SALE.

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO THE TERMS AND CONDITIONS, INCLUDING WITH RESPECT TO THE DIRECT OR INDIRECT TRANSFER THEREOF, OF A SHAREHOLDERS AGREEMENT DATED AS OF NOVEMBER 28, 2000. THE SHAREHOLDERS AGREEMENT CONTAINS, AMONG OTHER

         THINGS, SIGNIFICANT RESTRICTIONS ON TRANSFER OF THE SECURITIES OF THE COMPANY. A COPY OF THE SHAREHOLDERS AGREEMENT IS AVAILABLE UPON REQUEST FROM THE COMPANY."

                  IN WITNESS WHEREOF, the undersigned has executed this Agreement this ____ day of _______________, 20__.

                                            ___________________________________
                                            Name:
                                            Title:
                                            Address:

                                                                       EXHIBIT B

                             Representatives of CSFB



Hartley R. Rogers                          Phone: (212) 325-4618
                                           Fax: (212) 325-2291

Jay Finney                                 Phone: (212) 325-4622
                                           Fax: (212) 325-5553

Lee Wright                                 Phone: (212) 325-2762
                                           Fax: (212) 325-5553

                                  SCHEDULE 2.04



                               SHAREHOLDER                            COMMON SHARES
Heartland Entities                                                      12,261,251

Richard Manoogian                                                          621,170(a)

Richard and Jane Manoogian Foundation                                      661,260

Masco Corporation                                                        2,492,248

Kleinwort Benson Holdings, Inc.                                            591,716

75 Wall Street Associates LLC                                              295,858

Metropolitan Life Insurance Company                                        591,716

First Union Capital Partners LLC                                         1,479,290

GE Capital Equity Investments Inc.                                         591,716

Credit Suisse First Boston Equity Partners, L.P.                         6,247,530

Credit Suisse First Boston Equity Partners (Bermuda), L.P.               1,746,345

Credit Suisse First Boston U.S. Executive Advisors, L.P.                     5,558

EMA Partners Fund 2000, L.P.                                               533,168

EMA Private Equity Fund 2000, L.P.                                         343,139

Merchant Capital, Inc.                                                     177,515

BancBoston Capital Inc.                                                    769,231

Private Equity Portfolio Fund II, LLC                                      118,343


--------------------------
(a) Exclusive of 49,215 shares of restricted stock that will vest on the closing date of the Transactions (assuming no cash elections) and 147,645 shares of unvested restricted stock.

                               SHAREHOLDER                            COMMON SHARES
Long Point Capital Fund L.P.                                               581,025

Long Point Capital Partners LLC                                             10,692

CRM 1999 Enterprise Fund, LLC                                               59,172